UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )
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Southwestern Energy Company

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2350 N. Sam Houston Parkway East, Suite 125
Houston, Texas 77032

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
ON MAY 19, 2009

The Annual Meeting of Stockholders of Southwestern Energy Company (the “Company”) will be held at the Hilton North Houston (Greenspoint) Hotel, 12400 Greenspoint Drive, Houston, Texas 77060, on Tuesday, the 19th day of May, 2009, at 11:00 a.m., Central Daylight Time, for the following purposes:

(1) The election of six (6) directors to serve until the 2010 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

(2) The ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) to serve as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2009; and

(3) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on March 23, 2009, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and any adjournment thereof.

The Company’s 2008 Annual Report, which is not part of the proxy soliciting material, is enclosed.

You are invited to attend the meeting. If you cannot attend, it is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card or voting instruction card. As an alternative, you can also vote your shares by telephone or over the Internet.

You may revoke a proxy at any time prior to its exercise by giving written notice to that effect to the Secretary of Southwestern Energy Company or by submission of a later-dated proxy or subsequent Internet or telephonic proxy. If you attend the meeting, you may revoke any proxy previously granted and vote in person.

By Order of the Board of Directors

MARK K. BOLING
Executive Vice President,
General Counsel & Secretary

March 31, 2009

i

PROXY STATEMENT QUESTIONS

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

Stockholders who own shares of common stock as of March 23, 2009 may vote at the meeting. There were 343,632,847 shares of common stock outstanding on that date.

WHEN WERE THE ENCLOSED SOLICITATION MATERIALS FIRST GIVEN TO STOCKHOLDERS?

This Notice and Proxy Statement and accompanying proxy are first being mailed, given or made available to stockholders, on or about March 31, 2009. We are making our proxy materials available to our stockholders on the Internet. You may read, print and download our 2008 Annual Report to Stockholders and our Proxy Statement at www.envisionreports.com/swn. On an ongoing basis, stockholders may request to receive proxy materials in printed form by mail or electronically by email.

WHAT AM I VOTING ON, AND WHAT ARE THE BOARD’S RECOMMENDATIONS?

You are voting on the following:

•	the election of six (6) directors; and

•	the ratification of PwC as the Company’s independent registered public accounting firm for fiscal year 2009.

The Board recommends a vote “FOR” the election of six (6) directors and “FOR” the ratification of PwC as the Company’s independent registered public accounting firm for 2009.

WHAT CONSTITUTES A QUORUM OF STOCKHOLDERS?

We must have a quorum to conduct the meeting. A quorum is the presence at the Annual Meeting in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast as of the record date. Since there were 343,632,847 shares of common stock outstanding on March 23, 2009, the quorum for the Annual Meeting requires the presence at the meeting in person or by proxy of stockholders entitled to vote at least 171,816,424 shares. Broker non-votes, abstentions and withhold-authority votes COUNT for purposes of determining a quorum.

HOW MANY VOTES DOES IT TAKE TO ELECT DIRECTORS?

Directors are elected by a plurality of all the votes cast. Because six directors are being elected, this means that the six nominees who receive the highest number of votes will be elected.

HOW MANY VOTES DOES IT TAKE TO RATIFY THE APPOINTMENT OF PwC TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2009?

The proposal to ratify the appointment of PwC to serve as the Company’s independent registered public accounting firm for fiscal year 2009 will be approved if a majority of the number of shares represented in person or by proxy vote in favor of its adoption. Abstentions are counted as shares voting on the proposal, thus having the effect as a vote against the proposal. Broker non-votes are not counted as shares voting on this proposal.

HOW DO I VOTE?

On March 31, 2009, we mailed a notice to stockholders containing instructions on how to access our proxy materials and vote online at www.envisionreports.com/swn. You may also vote your shares in person at the Annual Meeting or by proxy. Since many of our stockholders are unable to attend the meeting in person, and may have limited access to the internet, we also send proxy cards and offer electronic and telephone voting to all of our stockholders who hold their shares in their own names (i.e., whose shares are not held by a broker in “street name”)

to enable them to direct the voting of their shares. If your shares are held by your broker in “street name,” your broker will provide you with instructions for voting your shares.

IF MY SHARES ARE HELD IN “STREET NAME” BY MY BROKER, WILL MY BROKER VOTE FOR ME?

If your shares are held by your broker in “street name” and you do not vote your shares by following the instructions provided by your broker, your broker can vote your shares in the election of directors and the ratification of the appointment of PwC as the Company’s independent registered public accounting firm for fiscal year 2009. If you do not provide instructions to your broker on how to vote your shares, and your broker is not permitted to vote on the proposals without instructions from you, then your shares will be counted as “broker non-votes” for those proposals.

WHAT IS A PROXY?

A proxy is a person you appoint to vote on your behalf. When you vote by completing and returning the enclosed proxy card, you will be designating Kenneth R. Mourton and Charles E. Scharlau as your proxies. We solicit proxies so that all common shares may be voted at the Annual Meeting. You must complete and return the enclosed proxy card or vote by phone or Internet to have your shares voted by proxy.

HOW WILL MY PROXY VOTE MY SHARES?

Your proxies will be voted in accordance with your instructions. If you complete and return your proxy card but do not provide instructions on how to vote, your proxies will vote “FOR” the six (6) director nominees and “FOR” each additional proposal set out above. Also, your proxy card or a vote by you via phone or Internet will give your proxies authority to vote, using their best judgment, on any other business that properly comes before the meeting.

HOW DO I VOTE USING MY PROXY CARD?

There are three steps:

Step 1

a.	Proposal No. 1

Election of a board of six directors to serve until the next Annual Meeting or until their successors are duly elected and qualify.

To vote for a director, you check the box marked “FOR” opposite the name of the director. To withhold your vote from a director, mark the box “WITHHELD” opposite the name of the director.

b.	Proposal No. 2

Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for fiscal year 2009.

To vote for Proposal No. 2, you check the box marked “FOR.” If you are opposed to the proposal, check the box, “AGAINST.” If you are unsure how to vote, mark the box “ABSTAIN.”

Step 2

Sign and date your proxy card. IF YOU DO NOT SIGN AND DATE YOUR PROXY CARD, YOUR VOTES CANNOT BE COUNTED. EACH PROPERLY EXECUTED PROXY WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, EACH SUCH PROXY WILL BE VOTED AS “FOR” ALL PROPOSALS SET OUT ABOVE.

Step 3

Mail your proxy card in the pre-addressed, postage-paid envelope.

HOW DO I VOTE BY TELEPHONE?

Record holders may submit proxies by following the “Vote-by-Telephone” instructions on their proxy cards.

Stockholders who hold shares beneficially in “street name” may vote by telephone by calling the number specified on the voting instruction card provided by their brokers, trustee or nominees. Please check the voting instruction card for telephone voting availability.

HOW DO I VOTE ON THE INTERNET?

Record holders with Internet access may submit proxies by following the “Vote-by-Internet” instructions on their proxy cards. Stockholders who hold shares beneficially in “street name” may vote by accessing the website specified on the voting instruction cards provided by their brokers, trustee or nominees. Please check the voting instruction card for Internet voting availability.

CAN I VOTE BY PROXY EVEN IF I PLAN TO ATTEND THE ANNUAL MEETING?

Yes. If you vote by proxy, you do not need to fill out a ballot at the Annual Meeting unless you want to change your vote.

WHO IS SOLICITING MY PROXY, HOW IS IT BEING SOLICITED, AND WHO PAYS THE COSTS?

Southwestern Energy Company, on behalf of the Board of Directors, through its officers and employees, is soliciting proxies primarily by mail. However, proxies may also be solicited in person, by telephone or facsimile. Morrow & Co., Inc., a proxy solicitation firm, will be assisting us for a fee of approximately $7,500 plus out-of-pocket expenses. Southwestern Energy Company pays the cost of soliciting proxies and reimburses brokers and others for forwarding proxy materials to you.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

At the meeting, six (6) directors are to be elected to serve until the next Annual Meeting or until their respective successors are duly elected and qualified. The shares represented by the enclosed proxy will be voted as instructed by the stockholders for the election of the nominees named below. If no direction is made, the proxy will be voted “FOR” the election of all of the nominees named below. If any nominee becomes unavailable for any reason or if a vacancy should occur before the election, the shares represented by the enclosed proxy may be voted for such other person as the Board of Directors may recommend. The Company has no knowledge that any nominee will be unavailable for election. Directors are elected by plurality vote.

The Board of Directors, upon the recommendation of the Nominating and Governance Committee, has proposed the nominees set forth below for election as directors. All nominees for director are presently directors of the Company. Certain information concerning the nominees is set forth below.

Nominees for Election

LEWIS E. EPLEY, JR. —  Mr. Epley is a retired Attorney at Law and a private investor. He is a member of the Arkansas Bar Association and served as President of the Carroll County Bar Association in Arkansas and Special Associate Justice of the Supreme Court of Arkansas. He has served as a director of Cornerstone Bank (formerly the Bank of Eureka Springs) since 1964, and has been the Vice Chairman of its Board of Directors since 1993. He is a director, member of the Executive Committee and former Chairman of the University of Arkansas Foundation, Inc.; and he is a member of the Board of Directors of Butterfield Trail Village, Inc. He is a member of the Community

Advisory Board of The Donald W. Reynolds Institute on Aging at the University of Arkansas for Medical Sciences (UAMS) and a member of the University of Arkansas Board of Advisors, including the Executive Committee thereof. He is also a member of the UAMS-Northwest Arkansas Advisory Board and the Area Agency on Aging of the Northwest Arkansas Foundation. Mr. Epley is 72 years old and was first elected to the Company’s Board of Directors in 1998.

ROBERT L. HOWARD — Mr. Howard is a retired Vice President of Shell Oil Company. From 1991 to 1995, he was Vice President, Domestic Operations, Exploration and Production of Shell, and President of Shell Western Inc. and Shell Offshore, Inc. In these positions, he was responsible for all domestic exploration and production activities. From 1985 to 1991, Mr. Howard was President, Shell Offshore Inc., and was responsible for all offshore exploration and production in the Gulf of Mexico, the East Coast, and Florida. During Mr. Howard’s 36 years with Shell, he held various positions within Shell’s exploration and production operations, including General Manager, Exploration and Production, Mid-Continent Division, and General Manager, Exploration and Production, Rocky Mountain Division and Alaska Division. Mr. Howard served as a director of Camco International, Inc. of Houston, Texas, from 1995 until 1998. Mr. Howard served as a director of Ocean Energy, Inc. from 1996 to April 2003, at which time Ocean Energy, Inc. was acquired by Devon Energy Corp. Since April 2003, Mr. Howard has served as a director of Devon Energy Corp., one of the Company’s competitors, where he is the chairman of the Reserves Committee and a member of the Compensation Committee. Mr. Howard has also served since 1997 as a director for McDermott International, Inc. of New Orleans, Louisiana, where he is the chairman of the Nominating and Governance Committee. Mr. Howard is also a director of the Company’s subsidiaries, Southwestern Energy Production Company, SEECO, Inc., DeSoto Drilling, Inc. and Diamond “M” Production Company. He is 72 years old and first became a director of the Company in 1995.

HAROLD M. KORELL — Mr. Korell is the Chief Executive Officer and Chairman of the Board of the Company. Mr. Korell joined Southwestern in 1997 as Executive Vice President and Chief Operating Officer. On May 22, 1998, Mr. Korell was promoted to President and Chief Operating Officer and was named Chief Executive Officer effective January 1, 1999. Mr. Korell was elected Chairman of the Board May 16, 2002. Mr. Korell served as President of the Company from May 22, 1998 through June 2, 2008, when he relinquished the title. Previously, Mr. Korell was Senior Vice President — Operations of American Exploration Company, Executive Vice President of McCormick Resources, and held various technical and managerial positions during his 17 years with Tenneco Oil Company, including Vice President of Production. Prior to that time, he held various positions with Mobil Corporation. Mr. Korell is 64 years old and first became a director of the Company in 1998.

VELLO A. KUUSKRAA — Mr. Kuuskraa is the President and Chairman of the Board of Advanced Resources International, Inc., a privately held geological and engineering technical services company located in Arlington, Virginia. He is internationally recognized for his work in unconventional gas resources, energy economics, supply modeling, and new oil and gas recovery technologies. Mr. Kuuskraa served on the United States Secretary of Energy’s Natural Gas Supply Task Force, was a member of the National Academy of Sciences Study Committee for defining the National Energy Modeling System, and has testified before the Federal Energy Regulatory Commission on the outlook for natural gas supplies. He has published over 100 technical papers, reports and presentations on energy resources and future natural gas supplies. Mr. Kuuskraa is a recognized expert on the technologies of tight gas and shale gas recovery. He is also a recognized expert on the technologies of coalbed methane and enhanced oil recovery and their adaptation for carbon dioxide sequestration. Mr. Kuuskraa is also a director of the Company’s subsidiaries, Southwestern Energy Production Company, SEECO, Inc., DeSoto Drilling, Inc. and Diamond “M” Production Company. Mr. Kuuskraa is 68 years old and was first elected to the Company’s Board of Directors in 2003.

KENNETH R. MOURTON — Mr. Mourton is an Attorney at Law with and Managing Principal Attorney of the firm of Ball and Mourton, Ltd., PLLC, Fayetteville, Arkansas, and he is an inactive certified public accountant. Mr. Mourton also owns and operates several businesses in various states related to beer distribution, lodging, warehousing and travel. He is the Chairman of the Razorback Foundation and is also a Board member of the Arkansas Rural Endowment Fund, a non-profit corporation created by the State of Arkansas to help lower income, rural Arkansas children obtain college and university educations. Mr. Mourton is 58 years old and was first elected to the Company’s Board of Directors in 1995.

CHARLES E. SCHARLAU — Mr. Scharlau retired as President and Chief Executive Officer of the Company on December 31, 1998. He began his career as the Company’s legal counsel in 1951 and was involved in all facets of the Company’s business for over 47 years. In 1966, he was named Executive Vice President and first elected a director of the Company. In 1972, he was elected President and Chief Executive Officer. Mr. Scharlau is currently of counsel with the law firm of Conner & Winters, LLP and was a consultant to the Company through May 2005. He is also a director of Arvest Bank, the Razorback Foundation and the University of Arkansas Foundation. Mr. Scharlau is also a director of the Company’s subsidiaries, Southwestern Energy Production Company, SEECO, Inc., DeSoto Drilling, Inc. and Diamond “M” Production Company. Mr. Scharlau is 81 years old.

CORPORATE GOVERNANCE

We have long believed that good corporate governance is important to ensure that the Company is managed for the long-term benefit of its stockholders. We periodically review our corporate governance policies and practices and compare them to those suggested by various authorities in corporate governance and to the practices of other public companies. We also continuously review the rules and regulations promulgated under the Sarbanes-Oxley Act of 2002, all new and proposed rules and regulations of the Securities and Exchange Commission (the “SEC”) and all new and proposed listing and compliance standards of the New York Stock Exchange (the “NYSE”), on which our common stock is listed, in order to ensure compliance with all applicable requirements. The corporate governance policies implemented by us in order to meet these requirements are available on our website, www.swn.com, under the section “Corporate Governance” and include our:

•	Audit Committee Charter;

•	Compensation Committee Charter;

•	Nominating and Governance Committee Charter;

•	Retirement Committee Charter;

•	Corporate Governance Guidelines;

•	Business Conduct Guidelines;

•	Code of Ethics for § 406 Officers;

•	Confidential Complaint Procedures for Questionable Accounting Practices;

•	Non-retaliation Policy; and

•	Procedures for Contacting the Board/Presiding Director.

Copies of these documents are also available in print free of charge to any stockholder upon request to our Investor Relations Department located at our corporate headquarters and reachable at (281) 618-4700.

Identifying and Evaluating Nominees for Director

The Nominating and Governance Committee of our Board of Directors has been delegated the responsibility of selecting candidates for Board membership and for extending invitations to join the Board of Directors. The Nominating and Governance Committee is responsible for screening candidates (in consultation with the Chief Executive Officer), for establishing criteria for nominees and for recommending to the Board a slate of nominees for election to the Board of Directors at the Annual Meeting of Stockholders. After a concurrent review of all candidates by the Committee and the Chief Executive Officer, the Chairman of the Board (who presently is also our CEO) interviews the potential candidates selected by the Committee and Chief Executive Officer, and reports his conclusions to the Committee, together with a recommendation of final candidates for interview by the members of the Committee. The Nominating and Governance Committee then interviews the final candidates and recommends to the full Board candidates for election based upon the results of the interview. Final approval of any candidate is made by the full Board of Directors. Candidates are selected for their character, judgment, business experience and specific areas of expertise, among other relevant considerations, such as the requirements of applicable law and listing standards.

The Board of Directors recognizes the importance of soliciting new candidates for membership on the Board of Directors and that the needs of the Board of Directors, in terms of the relative experience and other qualifications of candidates, may change over time. Candidates for membership on the Board may be suggested by any director or stockholder, and the Board may retain professional search firms. Stockholders may nominate candidates for directors by following the procedures described below under “Stockholder Nominations.”

Selection Criteria for Nominees for Directors

Each member of the Board is expected to bring a unique and valuable perspective to the governance of the Company. When these unique skill sets are combined in an environment of interaction and respect, they provide the overall skill set of the Board and provide a strong governance structure. Our Corporate Governance Guidelines, which are available on our website at www.swn.com under “Corporate Governance,” set forth certain criteria that apply to the selection of director candidates:

•	Each nominee director should be chosen without regard to sex, race, religion or national origin;

•	Each nominee director should be an individual of the highest character and integrity and have the ability to work well with others;

•	Each nominee director should have an inquiring mind, vision and good judgment;

•	Each nominee director should be free of any conflict of interest which would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;

•	Each nominee director should possess substantial and significant business experience in specific areas of expertise that would be important to the Company in the performance of the duties of a director;

•	Each nominee director’s skill set should be complementary to the background and experience of other Board members;

•	Each nominee director should have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director; and

•	Each nominee director should have the capacity and desire to represent the balanced, best interests of all stockholders and objectively appraise management performance.

The Nominating and Governance Committee of the Board of Directors evaluates the qualifications of each director candidate against the foregoing criteria in connection with its recommendation to the Board concerning each nomination for election or re-election as a director, including members of the committee. The Nominating and Governance Committee, with direct input and advice from our CEO, is responsible for assessing the appropriate mix of skills and characteristics required of Board members based on the Board’s perceived needs at a given point in time and periodically reviews and updates the foregoing criteria as deemed necessary.

Each director’s continuation on the Board is reviewed before that director is considered for re-election at the expiration of his or her term. In connection with its annual recommendation of a slate of nominees, the Nominating and Governance Committee, in consultation with the CEO in his capacity as Chairman of the Board, reviews and assesses the contributions of those directors selected for re-election. At the conclusion of this process, the Chairman of the Nominating and Governance Committee reports the Committee’s conclusions to the full Board.

Stockholder Nominations

Our by-laws permit stockholders to nominate directors for consideration at an annual meeting of stockholders. Such nominations must be made pursuant to timely notice in writing to the Secretary of the Company, Mark K. Boling, Southwestern Energy Company, 2350 N. Sam Houston Parkway East, Suite 125, Houston, Texas 77032. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the

Company not less than 50 nor more than 75 days prior to the meeting date; provided, however, that in the event that less than 45 days’ notice of the meeting date is given to stockholders, notice by the stockholder must be received no later than the close of business on the 15th day following the day on which notice of the meeting date was mailed. The written notice must set forth (a) as to each nominee whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of capital stock of the Company which are beneficially owned by the nominee and (iv) any other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Schedule 14A under the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder, (ii) the class and number of shares of capital stock of the Company that are beneficially owned by the stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which nominations are to be made by such stockholder and (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in the notice. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

It is the policy of the Nominating and Governance Committee to consider properly submitted stockholder nominations for directors as described above under “Identifying and Evaluating Nominees for Directors.” In evaluating such nominations, the Nominating and Governance Committee seeks to address the criteria set forth above under “Selection Criteria for Nominees for Directors.”

Director Independence

As set forth in the Company’s “Corporate Governance Guidelines,” which are available on our website at www.swn.com under “Corporate Governance,” it is the policy of the Board of Directors that a majority of the members of the Board be independent of the Company’s management. For a director to be deemed “independent,” the Board must affirmatively determine that the director has no material relationship with the Company or its affiliates (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company or its affiliates) or any member of the senior management of the Company or his or her affiliates. Material relationships include commercial, banking, industrial, consulting, legal, accounting, charitable and familial relationships. For making this determination, the Board has adopted a set of director independence standards as required by the New York Stock Exchange. Under the Board’s independence standards, a director will not be deemed independent if he or she:

•	is, or within the past three years has been, employed by the Company or any of its affiliates;

•	(A) is a partner or an employee of a present or former auditor of the Company or any of its affiliates; (B) is the immediate family member of a current partner of any such firm, or a current employee of such firm who personally works on the Company’s audit; or (C) within the past three (3) years, has been a partner or employee of any such firm or has any immediate family member who has been a partner of such firm or an employee of any such firm and personally worked on the Company’s audit;

•	currently participates, or within the past three years has participated, in an interlocking directorate in which an executive officer of the Company or any of its affiliates serves on the compensation committee of a company that concurrently employs the director;

•	is, or is a director, executive officer, general partner or significant equity holder (i.e., in excess of 10%) of an entity that is, a paid adviser, paid consultant or paid provider of other professional services to the Company, any of its affiliates, any member of senior management or any affiliates of a member of senior management, if the amount of such payments has exceeded $120,000 during the current fiscal year of the Company;

•	is a director, executive officer, general partner or significant equity holder (i.e., in excess of 10%) of a significant purchaser of goods or non-professional services from, or supplier of goods or non-professional services to, the Company or any of its affiliates;

•	is affiliated with or employed by a tax-exempt entity that receives significant contributions (i.e., more than 3% of the annual contributions received by the entity or more than $100,000 in a single fiscal year, whichever amount is lower) from the Company, any of its affiliates, any member of senior management or any affiliate of a member of senior management; or

•	is a member of the immediate family of any person who would not qualify as independent under the foregoing standards; provided, that employment of an immediate family member of a director in a non-officer position will not preclude the Board from determining that the director is independent.

Our Board of Directors has determined that the following majority of directors -— Lewis E. Epley, Jr., Robert L. Howard, Vello A. Kuuskraa, Kenneth R. Mourton and Charles E. Scharlau — qualify as independent under the applicable NYSE standards as well as the Company’s standards for director independence.

Presiding Director

One of the Company’s non-employee directors serves as the “Presiding Director” of executive sessions of the non-employee directors of the Company, which are held at every meeting of the Board of Directors. The Presiding Director is appointed by the non-employee directors each year at the Annual Meeting of the Board of Directors, which is generally held in May. The Presiding Director acts as chair of all executive sessions and is responsible for coordinating the activities of the other non-employee directors, including the establishment of the agenda for executive sessions of the non-employee directors, as required by the Company’s Corporate Governance Guidelines and applicable listing standards. The Presiding Director also acts as the liaison director for any informal, confidential communications with the Chief Executive Officer outside of the normal Committee and Board procedures. Mr. Robert L. Howard is the current Presiding Director.

Committees of the Board of Directors

The Board of Directors held ten meetings in 2008, four of which were telephonic. The Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Governance Committee and the Retirement Committee. The Audit, Compensation, and Nominating and Governance committees are comprised solely of independent directors in accordance with NYSE corporate governance listing standards. The charter of each of these committees complies with requirements of the NYSE, the Sarbanes-Oxley Act of 2002 and applicable SEC rules.

Audit Committee — The Audit Committee is composed entirely of non-employee members of the Board, each of whom satisfy the independence requirements for audit committee members under Rule 10A-3 promulgated under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), is “independent” and “financially literate” as defined by NYSE rules and meets the Company’s independence standards. Members of the Audit Committee may not simultaneously serve on the audit committee of more than two (2) other public companies. In addition, the Board of Directors has determined that Mr. Kenneth R. Mourton, Audit Committee Chairman, a certified public accountant (inactive), is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K and is “independent” as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended. The Audit Committee also includes Messrs. Robert L. Howard and Vello A. Kuuskraa. During 2008, the Audit Committee held four meetings, each of which was attended by all members of the committee.

The Audit Committee is responsible to the Board for reviewing the accounting and auditing procedures and financial reporting practices of the Company and for the engagement of, and overseeing all audit work conducted by, the independent registered public accounting firm, including the pre-approval of the current year audit and non-audit fees (the “Pre-Approval Policy”). The Audit Committee is governed by a charter that has been approved by the Board of Directors. The Audit Committee meets periodically with the Company’s management, internal auditor and independent registered public accounting firm to review the Company’s financial information and systems of internal controls and ensure such parties are properly discharging their responsibilities. The independent registered public accounting firm reports directly to the Audit Committee and periodically meets with the Audit Committee without management representatives present. The Audit Committee maintains an internal audit function that provides management and the Audit Committee with ongoing assessments of the Company’s risk management processes and system of internal controls and the Audit Committee periodically meets with the internal audit function without management representatives present. The Audit Committee also meets with the Company’s independent petroleum engineering firm once a year to review the results of their audit of the Company’s reserves.

Compensation Committee — The Compensation Committee is governed by a charter that has been approved by the Board of Directors. Messrs. Vello A. Kuuskraa, Compensation Committee Chairman, Robert L. Howard, and Kenneth R. Mourton presently serve on this committee. During 2008, the Compensation Committee held three meetings, one of which was telephonic and each of which was attended by all members of the committee. The Compensation Committee is composed entirely of non-employee members of the Board, each of whom is “independent” as defined by NYSE rules as well as under the Company’s independence standards. The Compensation Committee is responsible for establishing officer compensation and discretionary awards under the various incentive plans. The Compensation Committee has engaged Ernst & Young, LLP as its independent compensation consultant to advise it on all compensation matters related to our senior management.

Nominating and Governance Committee — The Nominating and Governance Committee is governed by a charter that has been approved by the Board of Directors. Messrs. Lewis E. Epley, Jr., Nominating and Governance Committee Chairman, Robert L. Howard and Kenneth R. Mourton presently serve on this committee. During 2008, the Nominating and Governance Committee held two meetings, each of which was attended by all members of the committee. The Nominating and Governance Committee is composed entirely of non-employee members of the Board, each of whom is “independent” as defined by NYSE rules as well as under the Company’s independence standards. The Nominating and Governance Committee considers candidates for nomination for Board positions, including qualified candidates recommended by stockholders as discussed above under “Identifying and Evaluating Nominees for Director,” and oversees the Company’s corporate governance matters and practices.

Retirement Committee — The Retirement Committee is governed by a charter that has been approved by the Board of Directors. Messrs. Charles E. Scharlau, Retirement Committee Chairman, Lewis E. Epley, Jr., and Kenneth R. Mourton presently serve on this committee. During 2008, the Retirement Committee held five meetings, each of which was attended by all members of the committee. The Retirement Committee is responsible for administering the Company’s pension and retirement plans and for recommending retirement policy to the Board of Directors.

Communications to Non-Employee Directors

The Board provides a process for stockholders and other interested persons to send communications to the Presiding Director, the non-employee directors as a group or any of the other directors, including the entire Board. Stockholders and other interested persons may send written communications to the non-employee directors, the Presiding Director or any of the other directors to the Secretary of the Company, Mark K. Boling, Southwestern Energy Company, 2350 N. Sam Houston Parkway East, Suite 125, Houston, Texas 77032. The Secretary will review, sort and summarize the communications and forward them to the intended recipient(s) on a periodic basis, but no less frequently than every calendar quarter.

Attendance at Annual Meeting

It is the Company’s policy that nominee directors who are currently directors must attend the Annual Meeting of Stockholders. Each member of the Company’s Board of Directors attended last year’s Annual Meeting of Stockholders.

PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm of the Company for 2008. PwC has been the independent registered public accounting firm of the Company since its selection, based upon recommendation of the Audit Committee, on June 20, 2002.

Relationship with Independent Registered Public Accounting Firm

The following table presents aggregate fees for professional audit services rendered by PwC for the audit of the Company’s annual financial statements for each of the years ended December 31, 2008 and 2007, and fees billed for other services rendered by PwC during those years.

	2008	2007

Audit Fees(1)	$808,000	$1,106,330
Audit-Related Fees	—	—
Tax Fees(2)	10,200	12,600
All Other Fees(3)	—	2,731

Total	$818,200	$1,121,661

(1)	The Audit Fees for the years ended December 31, 2008 and 2007, respectively, were for professional services rendered for the integrated audits of the Company’s internal controls and consolidated financial statements, reviews of the quarterly financial statements, services related to the issuance of comfort letters, consents and assistance with review of documents filed with the SEC. For 2007, the Audit Fees included $264,160 of fees related to the audit of the Company’s former subsidiary, Arkansas Western Gas Company (“AWG”), requested by SourceGas LLC, which subsequently acquired AWG in July 2008. The Company was reimbursed for the AWG audit amounts.

(2)	Tax Fees for the years ended December 31, 2008 and 2007 were for services related to the review of federal and state tax returns.

(3)	All Other Fees for 2007 represent the purchase of software from PwC for internal audit management.

The Audit Committee pre-approves all audit services and non-audit (i.e., audit-related, tax and other) services (including the fees and terms thereof) to be performed by its independent registered public accounting firm, as required by applicable law or listing standards and subject to the terms of the Pre-Approval Policy established by the Audit Committee, the form of which is attached hereto as Exhibit A. The Committee may delegate authority to one or more of its members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of any such member to grant pre-approvals are consistent with the terms of the Pre-Approval Policy and are presented to the full Committee at its next scheduled meeting.

The Committee receives periodic reports from the independent registered public accounting firm as required by the Independence Standards Board (or any successor body) regarding the auditors’ independence, which is not less frequently than annually. The Committee discusses such reports with the auditors, and if so determined by the Committee, takes appropriate action to satisfy itself of the independence of the auditors. The Committee reviews the performance of the Company’s independent registered public accounting firm annually. In doing so, the Committee consults with management and the internal auditor and obtains and reviews a report by the independent registered public accounting firm describing (i) their internal quality-control procedures, (ii) material issues raised by their most recent internal quality-control review, or peer review (if applicable), or by any inquiry or investigation by governmental or professional authorities for the preceding five years, (iii) the response of the independent registered public accounting firm with respect to any such issues and (iv) all relationships between the independent registered public accounting firm and the Company. The Committee ensures rotation of the audit partners as required by applicable law and listing standards.

The Audit Committee approved all non-audit services for 2008. The Audit Committee also considered whether the provisions of the services by PwC described above under “All Other Fees” are compatible with maintaining the independence of PwC.

Representatives of PwC will be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement to stockholders if they so desire. The representatives will also be available to respond to questions from stockholders. There have been no disagreements with the independent registered public accounting firm on accounting and financial disclosure.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended December 31, 2008. The Committee also has discussed with the independent registered public accounting firm for the Company the matters required to be discussed by PCAOB AU 380 “Communication with Audit Committees” as modified or supplemented. The Committee has received and reviewed the written disclosures and the letter from the independent public accountants for the Company required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence,” as modified or supplemented, and has discussed with the independent registered public accounting firm its independence from management and the Company, including consideration of non-audit fees on that firm’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the year-end audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the Securities and Exchange Commission.

Members of the Audit Committee

KENNETH R. MOURTON, CHAIRMAN
ROBERT L. HOWARD
VELLO A. KUUSKRAA

TRANSACTIONS WITH RELATED PERSONS

During 2008, the Company paid $31,471 for certain legal services to the law firm of Conner & Winters, LLP, of which Charles E. Scharlau, a director and nominee, is of counsel. Greg Scharlau, Mr. Scharlau’s son, is a partner in Conner & Winters, LLP. During 2008, the Company also entered into customary hedging transactions with Morgan Stanley, which based on its filing of a Schedule 13G with the SEC under the Securities Exchange Act of 1934, beneficially owned more than 5% of the Company’s common stock as of December 31, 2007 and as of December 31, 2008.

On December 12, 2006, the Board of Directors adopted a policy that governs the approval of transactions with related parties, including, among others, officers, directors and their immediate family members. Pursuant to the policy, the Board has determined that the Audit Committee of the Board is best suited to review such transactions. At the first regularly scheduled Audit Committee meeting in each calendar year, management will recommend transactions to be entered into by the Company for that calendar year with related parties, including the proposed aggregate value of such transactions, if applicable. After review, the Audit Committee will approve or disapprove such transactions. At each subsequently scheduled meeting, management will update the Committee as to any material change to those proposed transactions. In the event management recommends any additional transactions subsequent to the first calendar year meeting, such transactions may be presented to the Audit Committee for approval or preliminarily entered into by management subject to ratification by the Committee; provided that if ratification shall not be forthcoming, management shall cancel or annul such transaction. The 2008 transactions with Morgan Stanley were ratified by the Audit Committee, and for 2009, the Audit Committee has approved, at management’s discretion, the entry into additional hedging transactions with Morgan Stanley as well as the continued engagement of Conner & Winters, LLP.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of the Company’s common stock, to report their initial ownership of the common stock and any subsequent changes in that ownership to the SEC and the New York Stock Exchange, and to furnish the Company with a copy of each such report.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, its directors, executive officers and more than ten percent stockholders complied with all applicable Section 16(a) filing requirements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following persons were known by the Company to beneficially own more than 5% of the Company’s common stock as of December 31, 2008 based on their filing of a Schedule 13G with the SEC under the Securities Exchange Act of 1934:

		Amount
		and Nature of		Percent
	Name and Address of	Beneficial		of
Title of Class	Beneficial Owner	Ownership		Class

Common Stock	FMR LLC and Edward C. Johnson 3d 82 Devonshire Street Boston, Massachusetts 02109	43,180,455	(1)	12.577%
Common Stock	Morgan Stanley 1585 Broadway New York, New York 10036	17,591,408	(2)	5.1%
Common Stock	Prudential Financial, Inc. 751 Broad Street Newark, New Jersey 07102-3777	17,229,971	(3)	5.0%

(1)	The Schedule 13G filed by FMR LLC and Mr. Johnson stated the following: (i) Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC and an investment adviser is the beneficial owner of 39,492,795 shares or 11.503% of the shares. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the Funds each has sole power to dispose of the 39,492,795 shares owned by the Funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, hold 49% of the voting power of FMR LLC and have entered into a shareholders’ voting agreement, the effect of which is that members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees; (ii) Strategic Advisers, Inc., 82 Devonshire Street, Boston, MA 02109, a wholly-owned subsidiary of FMR LLC, as a registered investment adviser, beneficially owns 3,536 shares, or 0.001% of the shares; (iii) Pyramis Global Advisors, LLC (“PGALLC”), 53 State Street, Boston, Massachusetts, 02109, an indirect wholly-owned subsidiary of FMR LLC, as a registered investment adviser, is the beneficial owner of 413,030 shares or 0.120% of the shares. Edward C. Johnson 3d and FMR LLC, through its control of PGALLC, each has sole dispositive power over and sole power to vote or to direct the voting of such shares; (iv) Pyramis Global Advisors Trust Company (“PGATC”), 53 State Street, Boston, Massachusetts, 02109, an indirect wholly-owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934 (the “1934 Act”), is the beneficial owner of 2,003,833 shares or 0.584% of the shares. Edward C. Johnson 3d and FMR LLC, through its control of PGATC, each has sole dispositive power over such shares and sole power to vote or to direct the voting of 1,799,013 of such shares of Common Stock owned by the institutional accounts managed by PGATC; (v) Fidelity International Limited (“FIL”), Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FIL is the beneficial owner of 1,267,261 shares or 0.369%. Partnerships controlled predominantly by members of the family of Edward C. Johnson 3d, Chairman of FMR LLC and FIL, or trusts for their benefit, own shares of FIL voting stock with the right to cast approximately 47% of the total votes which may be cast by all holders of FIL voting stock. FMR LLC and FIL are separate and independent corporate entities and their Boards of Directors are generally composed of different individuals. FMR LLC and FIL are of the view that they are not acting as a “group” for purposes of Section 13(d) under the 1934 Act and that they are not otherwise required to attribute to each other the “beneficial ownership” of securities “beneficially owned” by the other corporation within the meaning of Rule 13d-3 promulgated under the 1934 Act. FIL has sole dispositive power over 1,267,261 shares owned by the International Funds. FIL has sole power to vote or direct the voting of 1,191,111 shares.

(2)	The Schedule 13G filed by Morgan Stanley indicated that it had sole voting power with respect to 16,898,184 shares, shared voting power with respect to 84,598 shares and sole dispositive power with respect to 17,591,408 shares.

(3)	The Schedule 13G filed by Prudential Financial, Inc. stated that (i) through its beneficial ownership of the Prudential Insurance Company of America (“PICOA”) may be deemed to presently hold 119,700 shares of common stock for the benefit of PICOA’s general account; (ii) Prudential Financial, Inc. may be deemed the beneficial owner of securities beneficially owned by its subsidiaries identified in the Schedule 13G that are registered investment advisers and broker dealers and, consequently, may have direct or indirect voting and/or investment discretion over 17,110,271 shares which are held for it’s own benefit or for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. Prudential Financial, Inc. stated that it was reporting the combined holdings of these entities for the purpose of administrative convenience.

SHARE OWNERSHIP OF MANAGEMENT, DIRECTORS AND NOMINEES

The following table sets forth information as of March 23, 2009 with respect to the beneficial ownership of the Company’s common stock by each director, nominee and each executive officer named in the Summary Compensation Table, whom we collectively refer to as our Named Executive Officers, and by all directors, nominees and executive officers as a group.

	Amount and Nature of Beneficial Ownership
						Total Number of
	Shares		Shares	Restricted Stock		Shares of
	Owned		Owned	Outstanding	Options	Common	Percent of
Name of Beneficial Owner	Directly		401(k)	(Voting Power)	Exercisable	Stock	Class

Named Executive Officers:
Harold M. Korell	2,303,288		—	70,370	3,328,599	5,702,257	1.64%
Steven L. Mueller	—		—	49,930	—	49,930	*
Greg D. Kerley	1,096,566		25,057	27,870	718,613	1,868,106	*
Richard F. Lane(1)	530,440		—	—	496,305	1,026,745	*
Mark K. Boling	392,035		—	19,085	94,570	505,690	*
Gene A. Hammons	11,935		—	25,715	48,899	86,549	*
Directors and Nominees:
Lewis E. Epley, Jr.	88,056		—	3,985	377,260	469,301	*
Robert L. Howard	145,515		—	3,985	217,260	366,760	*
Vello A. Kuuskraa	42,595		—	3,985	89,260	135,840	*
Kenneth R. Mourton	430,595	(2)	—	3,985	153,260	587,840	*
Charles E. Scharlau	1,055,587		—	3,985	377,260	1,436,832	*
All directors, nominees and executive officers as a group (18 persons)	6,703,215		80,506	275,135	6,154,071	13,212,927	3.81%

*	Less than one percent of class.

(1)	Mr. Lane resigned from Southwestern Energy Company on September 3, 2008, as stated in the Form 8-K filed on September 3, 2008.

(2)	Includes 105,700 shares beneficially owned by Mr. Mourton that have been pledged as security.

EQUITY COMPENSATION PLANS

The following table sets forth certain information as of December 31, 2008, concerning outstanding stock options under all of the Company’s equity compensation plans, the weighted average exercise price of the outstanding options and the number of shares available for future issuance under the plans:

	(a)	(b)	(c)
	Number of Shares
	to be Issued Upon	Weighted-Average	Number of Shares
	Exercise of	Exercise Price of	Remaining Available
Plan Category	Outstanding Options	Outstanding Options	for Future Issuance

Equity compensation plans approved by stockholders(1)	7,146,041	$7.64	12,409,458
Equity compensation plans not approved by stockholders(2)	250,496	1.60	—

Total	7,396,537	$7.44	12,409,458

(1)	Consists of the Southwestern Energy Company 1993 Stock Incentive Plan for Outside Directors, the Southwestern Energy Company 2000 Stock Incentive Plan and the Southwestern Energy Company 2004 Stock Incentive Plan. Shares remaining available for issuance may be issued under the Southwestern Energy Company 2004 Stock Incentive Plan, which plan provides for grants and awards in the form of stock options, shares of restricted stock and restricted stock units.

(2)	Consists of the Southwestern Energy Company 2002 Employee Stock Incentive Plan and equity compensation that was issued to non-executive officers and new employees upon hiring. Grants generally mirrored the 2000 Stock Incentive Plan, but were issued separate and apart from this plan.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

Our compensation programs are designed and administered with the objectives of attracting, motivating and retaining the experienced and skilled professionals we need to grow our business and create value for our stockholders. The guiding principles of our compensation programs are:

Compensation is related to the value created for stockholders.  We believe that a significant portion of an employee’s compensation should relate to the value created for stockholders and be directly tied to the achievement of financial and non-financial performance goals and objectives and the executive’s contribution to such achievement. When we surpass the targeted objectives, our employees should be paid more, and when we fail to achieve one or more key objectives, incentive compensation will be adjusted accordingly, at the Compensation Committee’s discretion.

Incentive compensation is a substantial part of total compensation for senior management and balances short- and long-term performance.  We believe that the proportion of total compensation that is at risk (i.e. that will vary based on employee, segment, team and Company performance objectives) should increase as the scope and level of the employee’s decision-making responsibilities increase. The design of our incentive compensation program is intended to balance the focus of management on achieving strong annual results while also pursuing significant multi-year growth by achieving aggressive and challenging goals. Participation in the long-term incentive programs increases at higher levels of responsibility to reflect the influence that employees occupying leadership roles have on our business strategy. The equity component of long-term incentive compensation is designed to align management’s interests with those of our stockholders and provides an incentive for achieving our long-term performance objectives.

Compensation levels are not merely competitive but reflect the complexity of our rapidly growing business and the challenges of retaining executive talent in a climate of high demand.  As a rapidly growing mid-sized independent energy company, we strive to retain our executive talent by targeting total executive compensation between the 50th and 75th percentiles of compensation for comparable positions within a select group of mid-sized public, independent energy peer companies similar to us in terms of the complexity of their operations that compete with us for executives. Targeted total executive compensation also reflects the maturity of the executive and the value of his or her expertise in the pursuit of our short- and long-term objectives.

Factors Considered in Determining NEO Total Compensation

Each year the Compensation Committee engages an independent executive compensation consulting firm to provide comparative market data of compensation practices and programs based on analysis of peer competitors, which we refer to collectively as “Survey Data,” and the Committee directs our Human Resources department to conduct certain internal compensation analyses. Since 2002, the Compensation Committee has retained Ernst & Young, LLP, or E&Y, as its independent compensation consultant to advise it on all matters related to compensation of our senior management, including our principal executive officer, the Chief Executive Office (“CEO”) and our principal financial officer, the Executive Vice President and Chief Financial Officer (“EVP & CFO” or “CFO”). In 2008, in addition to our CEO and CFO, the executives named in the Summary Compensation Table and referred to collectively as our Named Executive Officers, or NEOs, include our President and Chief Operating Officer (“President & COO” or “COO”), our former Executive Vice President and President-Exploration & Production (“Former EVP & President-E&P”), Executive Vice President and General Counsel (“EVP & General Counsel” or “General Counsel”) and the President of our marketing and gathering subsidiary group (“President-Midstream”), who reports to our President & COO. The analyses performed by us and E&Y include a peer group analysis, an analysis of all components of the NEOs’ compensation, an internal pay equity analysis and, with respect to long-term equity incentives, a wealth accumulation analysis. In addition, the Compensation Committee requires E&Y to provide an objective opinion of the appropriateness of the mix of compensation and the total executive compensation levels relative to our executives’ responsibilities.

At a meeting generally held in early December, which we refer to as the “December Compensation Meeting,” the Compensation Committee reviews the compensation of the NEOs and other members of our senior management and makes its compensation determinations for the upcoming fiscal performance cycle at that time. The Committee bases its decisions on the Survey Data provided by E&Y as well as its assessment of each executive’s level of experience, tenure, position and responsibilities and the appropriate competitive pressures for his or her expertise and skills within the industry. The Compensation Committee balances the scope of the responsibilities and experience of the executive against the competitive compensation levels. With respect to compensation determinations for the NEOs other than the CEO, the Compensation Committee also takes into account the recommendations of the CEO based on his evaluation of each individual’s contribution and performance over the past year, strengths, weaknesses, development plans and succession potential. With respect to our President-Midstream, our CEO takes into account the recommendations of our President & COO based on his evaluation of our President-Midstream’s contribution and performance. The Compensation Committee and CEO jointly discuss the CEO’s proposed compensation package as well. Although post-retirement benefits for our NEOs, with the exception of a Supplemental Retirement Plan and a Non-Qualified Plan (each discussed below under “Pension and Other Retirement Plans”), are provided on the same basis as for other employees and are not taken into consideration in the determination of total compensation, the Compensation Committee also reviews those benefits as well as any perquisites paid to the NEOs at the December Compensation Meeting.

Peer Group Analysis.  We target total compensation for our NEOs between the 50th and 75th percentiles of compensation for a select group of companies that are comparable to us in terms of size, complexity and industry, or the Peer Group. The Peer Group is selected by the Compensation Committee with the assistance of E&Y based on a number of factors, including, but not limited to, types of operations, total revenues, market capitalization and number of employees. The Peer Group is utilized to benchmark each component of compensation as well as total compensation for our NEOs, senior management and the Board of Directors and, to the extent applicable, for determinations of awards and performance targets under our compensation plans. The Peer Group utilized for 2008 compensation purposes was determined in December 2007 and was comprised of the following companies: Cabot Oil & Gas Corp., Chesapeake Energy Corp., Cimarex Energy, Denbury Resources, EOG Resources, Inc., Forest Oil Corporation, Newfield Exploration Co., Noble Energy, Inc., Pioneer Natural Resources Co., Range Resources, Inc., St. Mary Land & Exploration Co., Ultra Petroleum Corporation and XTO Energy Inc., collectively, the “2008 Peer Group.” The Peer Group utilized for 2009 was the same as for 2008, with the exception of the addition of Sandridge Energy, and is referred to herein as the “2009 Peer Group.” The Compensation Committee approved the annual base salaries and incentive award levels for the NEOs for 2008 and 2009 at meetings held on December 13, 2007 and December 11, 2008, respectively. The 2008 actual cash incentive awards for the NEOs were approved by the Committee on February 24, 2009.

Components of Compensation.  The Compensation Committee reviews tally sheets prepared by our Human Resources Department in order to determine whether the level of total compensation for our CEO and the other NEOs is reasonable and not excessive. The tally sheets set forth the aggregate amounts and mix of all components including base salary, annual incentive compensation, long-term incentive compensation, accumulated (realized and unrealized) stock option and restricted stock gains, the value to the executive and cost to the Company of all perquisites and other personal benefits, the earnings and accumulated obligations under the Company’s non-qualified deferred compensation plan, and the actual projected payout obligations under the Company’s supplemental executive retirement plan under several potential severance and change-in-control scenarios.

Internal Pay Equity.  The Compensation Committee monitors the relationship between the compensation of our executives and the compensation of our non-managerial employees. In addition to considering external market conditions and individual factors when establishing total executive compensation levels, the Compensation Committee reviews a ten-year historical comparison of the total compensation levels (including salary, cash bonus, long-term incentives and other items of compensation) within our Company between our CEO, our CFO and our President & COO and certain lower paid employees.

Accumulated Wealth Analysis.  The Compensation Committee recognizes that past equity grants may have limited ongoing retention value for executives and that retention value is a key attribute of current equity grants. Nonetheless, the Compensation Committee reviews a summary of the future wealth potential of a Named Executive Officer’s prior awards under our stock incentive plans prior to determining long-term equity incentive compensation for that executive. We conduct the analysis utilizing three stock price scenarios to calculate the pre-tax value of the holdings. The Compensation Committee is also provided with summary information regarding each NEO’s stock ownership position and exercise and hold behavior.

Tax Deductibility of Compensation Payments.  Section 162(m) of the Internal Revenue Code could potentially limit our ability to deduct, for federal income tax purposes, certain compensation in excess of $1,000,000 per year paid to individuals named in the summary compensation table. In recent years, the Compensation Committee’s need for flexibility in designing effective compensation plans to meet our objectives and respond quickly to marketplace needs has typically outweighed our need to maximize the deductibility of compensation payments. Although the Compensation Committee will from time to time review the advisability of making changes in compensation plans to reflect changes in government-mandated policies, it will not do so unless it feels that such changes are in our best interests and those of our stockholders.

Total Compensation and Allocation Among Components

We do not have employment agreements with any of the NEOs and the Compensation Committee of our Board of Directors reviews and determines compensation for the NEOs on an annual basis. The Compensation Committee believes that total compensation for our NEOs should consist of:

(i) cash compensation in the form of a base salary and a performance-based annual bonus payable under the 1993 Southwestern Energy Company Incentive Compensation Plan, as amended, the Incentive Plan or ICP, which we collectively refer to as “total cash compensation”;

(ii) equity incentive compensation in the form of stock option and restricted stock awards under our 2004 Stock Incentive Plan, or the Stock Plan;

(iii) cash incentive compensation under our 2002 Performance Unit Plan, as amended, or the PUP Plan, which is designed to compensate our NEOs and employees for achieving our long-term performance objectives;

(iv) retirement, health and welfare benefits; and

(v) perquisites and perquisite allowance payments.

Total compensation for each NEO is targeted in the range of the 50th and 75th percentiles of total compensation paid to equally ranked executives in the Peer Group (based on total compensation as set forth in the proxy statements of such companies). Total compensation is determined by evaluating the analysis conducted by and recommendations of E&Y, the Committee’s assessment of the executive’s overall performance, the short-term strategic value of his expertise and skills and the extent of his decision-making responsibilities and, to the extent applicable, our CEO’s recommendations. Consistent with our compensation philosophy that incentive compensation should be the substantial part of total compensation for senior management and balance short- and long-term performance, no more than 30% of each executive’s compensation package is salary and the remainder is at risk and contingent upon company and individual performance.

Utilizing the Black-Scholes valuation for stock options, the grant date price for restricted stock (including the tax gross-up discussed below) and the target value of the performance units, the total compensation for 2008 of the NEOs was as set forth in the Summary Compensation Table. In the case of each of the NEOs, 2008 total compensation was above the target level that could be earned based on the Compensation Committee’s targeted compensation for each position under the relevant performance objectives. Consistent with the Company’s compensation philosophy, total compensation for each of the NEOs placed them above the median of competitive total compensation for comparable positions in the 2008 Peer Group.

Utilizing the Black-Scholes valuation for stock options, the grant date price for restricted stock (including the tax gross-up) and the target value for performance units, the Compensation Committee established targeted total compensation for 2009 for each of the other NEOs near the 75th percentile of competitive total compensation for comparably ranked positions in the 2009 Peer Group as follows:

2009
Targeted Total
Compensation

CEO	$6,173,649
President & COO	$3,027,012
EVP & CFO	$2,420,594
EVP & General Counsel	$1,875,529
President — Midstream	$1,613,850

The Committee’s determination of targeted total compensation for 2009 for the NEOs reflects the variations in the results of the 2009 Peer Group for the positions benchmarked as well as the compensation philosophies with respect to the individual executive officers. For 2009, the difference in our CEO’s compensation as compared to the other NEOs reflects the Committee’s assessment of his experience and individual performance as well as his business impact and perceived retention value. For the other NEOs, targeted total compensation reflects the weighting of a number of factors as they related to each individual’s circumstances, including size of salary and bonus opportunity in prior years, the relative weighting between long-term equity and cash compensation, the individual’s tenure in his position and individual performance, the scope and business impact of his position and his retention value. The following are the percentiles of the 2009 Peer Group at which the targeted total compensation for our NEOs were set based on comparable positions: our CEO, 59th percentile; our President & COO, 71st percentile; our EVP & CFO, the 75th percentile; our EVP & General Counsel, 69th percentile; and our President-Midstream, 75th percentile.

Total Cash Compensation

Total cash compensation for each NEO is targeted in the range of the 50th and 75th percentiles of total cash compensation paid to the comparable executives in the Peer Group and determined by evaluating the analysis conducted by and recommendations of E&Y, the Committee’s assessment of the executive’s overall performance, the short-term strategic value of his expertise and skills and the extent of his decision-making responsibilities and, to the extent applicable, our CEO’s recommendations.

Base Salary.  In establishing the base salaries for our NEOs, the Compensation Committee examines the Peer Group analysis prepared by E&Y in order to determine whether base pay, together with total compensation, is competitive with compensation offered by those peer companies. In addition to the Peer Group analysis, base salaries are determined based upon consideration of each executive’s performance, responsibilities, qualifications, experience and skills. The Compensation Committee recognizes that changes in base salary affect other elements of compensation including: (i) awards under the Incentive Compensation Plan, (ii) pension benefits, (iii) company matching portions of 401(k) and non-qualified plan contributions and (iv) life insurance and disability benefits. As such, adjustments to base salary are only made after consideration of the impact to the executive’s entire package.

At the December Compensation Meeting in 2007, the Compensation Committee increased the 2008 salaries of our NEOs as shown in the Summary Compensation Table after consideration of a number of factors, including, but not limited to the results of the analysis conducted by E&Y with respect to the base salary paid at the 50th and 75th percentiles to comparable positions of the 2008 Peer Group, the objective recommendations of E&Y based on Survey Data, the Committee’s assessment of the executive’s overall performance, the short-term strategic value of his expertise and skills to us and the extent of his decision-making responsibilities as well as our CEO’s recommendations. The base salary for our President & COO was approved by the Committee on May 13, 2008 in conjunction with his employment offer and was established in a manner consistent with salaries for the other NEOs. Utilizing the same decision-making criteria, at the December Compensation Meeting in 2008, the Compensation Committee established the 2009 base salaries for our NEOs as follows:

2009
Base Salary

CEO	$725,000
President & COO	$480,000
EVP & CFO	$440,000
EVP & General Counsel	$370,000
President — Midstream	$300,000

Incentive Plan.  Our Incentive Plan is designed to encourage the achievement of annual (short-term) performance goals by our executives and managers. These goals are designed to increase stockholder value, are determined at the beginning of each annual performance cycle and may be based on (1) production targets, (2) a defined reserve replacement ratio, (3) targeted PVI (which we define as present value added for each dollar of capital invested) on a project or aggregate basis, (4) a targeted return on equity, (5) goals for production, expenses and reserve additions and (6) operational goals in our midstream services business segment, or Midstream. The applicability of each of these criteria in determining awards to any particular executive depends on the Compensation Committee’s assessment of the responsibilities of that executive. The Committee has selected these criteria because they are important indicators of increased stockholder value. The Company sets aggressive performance targets for these criteria and therefore does not publicly disclose the specific objectives. Disclosing specific objectives would provide competitors and other third parties with insights into the Company’s planning process and would therefore cause competitive harm.

Although awards under the ICP may be made in cash, restricted shares of common stock, or a combination of cash and restricted shares of common stock, for the last ten years, the Compensation Committee has determined that all awards under the Incentive Plan would be made in cash. Determinations of the target award levels for each fiscal year are made at the December Compensation Meeting prior to the beginning of the fiscal year in order to coincide with our budget process and the culmination of the performance review process. The performance goals for each fiscal performance cycle under the Incentive Plan are determined once the assessment as to whether the performance objectives have been attained for the prior fiscal performance cycle have been made by the Compensation

Committee at a meeting held in February (the “February Compensation Meeting”). The bonus opportunities under the Incentive Plan vary based on each executive officer’s level of responsibility. A portion of each incentive award is based upon the achievement of the executive’s pre-established corporate organizational performance objectives.

During 2008, the corporate performance objectives for our CEO, CFO and General Counsel related to (1) production, (2) reserve replacement, (3) PVI and (4) return on equity versus a targeted level. These factors were weighted 27.5%, 27.5%, 30% and 15%, respectively, with a proportionate award opportunity for each performance goal that is met at the pre-established levels. For our President & COO and our Former EVP & President-E&P, 75% of their performance objectives specifically related to our E&P business and included (1) production, (2) reserve replacement, (3) PVI, (4) controlling expenses (operating and maintenance, or O&M, and direct general and administrative, or G&A, expenses per Mcf) and (5) two components of health, safety and environmental performance (“HS&E”), which were weighted 30%, 30%, 30%, 5% and 5%, respectively, while the remaining 25% was based upon the overall corporate goals as discussed above for our CEO, CFO and General Counsel. For our President-Midstream, his performance goals for 2008 specifically related to the performance of midstream operations and included: (1) net operating income, (2) DeSoto-SEECO gross production, (3) fuel, lost and unaccounted for gas-DeSoto, (4) adhering to total budgeted capital expenditures for the Midstream segment, or Midstream capital, (5) health, safety and environmental performance (“HS&E”) and (6) our overall corporate results, which were weighted 35%, 20%, 10%, 10%, 5% and 20%, respectively.

For 2009, the corporate performance objectives under the Incentive Plan and the weighting of those measures for our CEO, CFO and General Counsel remained the same. The 2009 performance objectives for our President & COO were revised as follows: (x) 75% of his performance objectives specifically relate to our E&P business and included (1) production, (2) reserve replacement, (3) PVI, (4) controlling expenses (O&M and G&A expenses per Mcf), (5) adhering to total budgeted capital expenditures for the E&P segment and (6) two components of health, safety and environmental performance (“HS&E”), which are weighted 25%, 20%, 30%, 10%, 5% and 10% (5% for each of the two HS&E components), respectively, and (y) the remaining 25% will be based upon the overall corporate goals as discussed above. For our President-Midstream, his performance measures and the weighting of those measures were revised as follows for 2009: (1) net operating income and gathered volumes, 25%, (2) controlling the amount of capital expended for pipe installed by DeSoto Gathering Company, LLC, 20%, (3) controlling general and administrative expenses and O&M per Mcfe, 20%, (4) maximizing gathering volumes in the Fayetteville Shale area, 15%, (5) fuel, lost and unaccounted for gas-DeSoto, 15% and (6) two components of HS&E, each weighted at 2.5%.

Each participant in the Incentive Compensation Plan is assigned minimum, target and maximum total award levels that are expressed as a percentage of his or her base salary. The target total award is typically benchmarked at the median for cash incentive bonuses of the Peer Group based on the relevant positions, except in the cases of our CFO and our Former EVP & President-E&P, who in 2008 were each benchmarked against the average of the second and third highest paid executives of the Peer Group. The minimum total target award typically represents one-half of that target while the maximum total award typically represents one and one-half times that target and assumes attainment of maximum performance objectives and the maximum discretionary amount.

If the actual level achieved for a specified corporate performance objective is not at least equal to the predetermined minimum level, then the proportionate amount of the award represented by that performance measure will not be paid. The remaining portion of each award is discretionary based on a subjective evaluation of the executive’s individual performance by the Compensation Committee. Due to the discretionary component, the total award at the minimum level can also reach the target level. Additionally, the Committee may also issue special awards outside of the ICP based upon an executive’s performance during the year that could result in a total bonus award above the maximum percentage. Minimum, target and maximum award levels are also subject to adjustment based on internal pay equity considerations among the NEO group and the particular value of an individual NEO to us.

The award levels for the NEOs were established at the December Compensation Meeting in 2007, except in the case of our President & COO, whose award levels were approved by the Committee on May 13, 2008 in conjunction with his employment offer in a manner consistent with levels determined for the other NEOs. The following table sets forth the minimum, target and maximum incentive award levels for the organizational, discretionary and total annual incentives for 2008 related to the attainment of corporate performance objectives for the NEOs as established by the Compensation Committee as a percentage of base salary:

2008 Annual Incentive Compensation Bonus Percentages

	Organizational Performance			Discretionary			Total
	Min.	Target	Max.	Min.	Target	Max.	Min.	Target	Max.
	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
CEO	52.5	105.0	195.0	122.5	70.0	67.5	175.0	175.0	262.5
President & COO	45.0	90.0	170.0	105.0	60.0	55.0	150.0	150.0	225.0
EVP & CFO	39.0	78.0	145.0	91.0	52.0	50.0	130.0	130.0	195.0
Former EVP & President-E&P	39.0	78.0	145.0	91.0	52.0	50.0	130.0	130.0	195.0
EVP & General Counsel	37.5	75.0	140.0	87.5	50.0	47.5	125.0	125.0	187.5
President — Midstream	37.5	75.0	140.0	87.5	50.0	47.5	125.0	125.0	187.5

At the February Meeting in 2009, the Compensation Committee awarded our NEOs the following bonuses under the ICP based on the achievement of the applicable performance measures and the exercise of discretion by the Compensation Committee as well as certain other bonuses outside of the ICP:

	ICP
	Organizational		ICP
	Performance	Discretionary	Total

CEO	$1,316,250	$454,750	$1,771,000
President & COO	$436,935	$143,065	$580,000
EVP & CFO	$609,000	$210,000	$819,000
Former EVP & President-E&P(1)	$594,943	$210,057	$805,000
EVP & General Counsel	$490,000	$160,000	$650,000
President — Midstream	$322,285	$127,715	$450,000

(1)	Pursuant to the terms of the Separation Agreement between our Former EVP & President-E&P and the Company, our Former EVP & President-E&P is entitled to a bonus for the entire fiscal year 2008 notwithstanding that his separation was effective as of September 3, 2008.

In 2008, with respect to the ICP performance measures for our CEO, EVP & CFO and General Counsel and the overall corporate results component of the performance measures for our EVP & President-E&P, all performance measures were above the maximum performance objectives. For our President & COO and our Former EVP & President-E&P, with respect to the E&P performance measures and overall E&P results, respectively, (i) production, PVI, reserve replacement and one component of HS&E were above the maximum levels, (ii) the components of controlling expenses were above the target level but below the maximum level and (iii) the other HS&E component was below the minimum level. For our President-Midstream, (i) one component of HS&E, net operating income and DeSoto-SEECO gross production were at the maximum levels, (ii) fuel, lost and unaccounted for gas-DeSoto was above the minimum level but below target and (iii) Midstream capital and the other component of HS&E were below the minimum levels. The amounts set forth in the table under “ICP Performance” reflect the amounts earned by the NEOs based on the achievement of the 2008 performance objectives.

In making its determination with respect to discretionary awards under the Incentive Compensation Plan, the Compensation Committee considered management’s accomplishments for the year, which included significantly strengthening the Company’s balance sheet in advance of the economic downturn, the timely divestiture of strategically non-core assets, the further building of the Midstream gas distribution and marketing entity and significantly strengthening the geological, engineering and operations capability for aggressively developing the Fayetteville Shale project. Based on the Compensation Committee’s recognition of the significant and successful efforts of management in building a solid foundation for the future growth and profitability of the Company and in achieving record levels of production, reserves and cashflow, the Compensation Committee evaluated the ICP calculations based on organizational performance and provided maximum discretionary awards to each of the

NEOs as set forth above. The total ICP awards for NEOs was at or near maximum levels that could be achieved at the Board’s discretion based on the applicable organizational performance component.

At the December Compensation Meeting in 2008, the Compensation Committee established the following minimum, target and maximum incentive award levels for the organizational, discretionary and total annual incentives for 2009 related to the attainment of corporate performance objectives for the NEOs as a percentage of base salary:

2009 Annual Incentive Compensation Bonus Percentages

	Organizational Performance			Discretionary			Total
	Min.	Target	Max.	Min.	Target	Max.	Min.	Target	Max.
	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
CEO	52.5	105.0	195.0	122.5	70.0	67.5	175.0	175.0	262.5
President & COO	45.0	90.0	170.0	105.0	60.0	55.0	150.0	150.0	225.0
EVP & CFO	39.0	78.0	145.0	91.0	52.0	50.0	130.0	130.0	195.0
EVP & General Counsel	37.5	75.0	140.0	87.5	50.0	47.5	125.0	125.0	187.5
President — Midstream	37.5	75.0	140.0	87.5	50.0	47.5	125.0	125.0	187.5

At the February Meeting in 2009, after evaluating the Company’s performance relative to performance goals established for 2008, the Compensation Committee established the performance objectives for 2009. The 2009 performance targets take into consideration the considerable economic uncertainty and volatility in the markets but are nonetheless designed to continue to motivate our NEOs to outperform relative to their peers at other companies. The Compensation Committee believes that, assuming external economic factors remain the same, the minimum performance levels should be achievable with some difficulty, while the target and maximum levels represent relatively more challenging degrees of difficulty.

Long-Term Incentives

The long-term incentives for the NEOs are awarded pursuant to two plans: (1) a stock incentive plan, our 2004 Stock Incentive Plan, or the Stock Plan and (2) a goal driven plan, the Southwestern Energy Company 2002 Performance Unit Plan, or the Performance Unit Plan. Our long-term incentive program is designed to provide incentives for key employees to focus on the long-term strategic goals of our business and to attract and retain key employees through share ownership. In order to achieve these objectives, long-term incentives for each fiscal year are awarded at the December Compensation Meeting prior to the commencement of the fiscal year. Total long-term incentive compensation for the NEOs is calculated in a manner intended to ensure that targeted total compensation for our NEOs is between the 50th and 75th percentiles in the Peer Group based on the relevant positions. As previously stated, it is the Company’s policy that salary constitute no more than 30% of each executive’s compensation package and the remainder be at risk and contingent upon company and individual performance. The equity component of long-term incentive compensation is designed to align management’s interests with those of our stockholders, provides an incentive for achieving our long-term performance objectives and constitutes the major component of at-risk compensation. It is the Compensation Committee’s practice to determine the targeted total compensation and the targeted total cash compensation for each NEO (targeted in the range of the 50th and 75th percentiles of total cash compensation paid to the comparable executives in the Peer Group and determined by evaluating the analysis conducted by and recommendations of E&Y) and then to determine long-term incentive compensation based on the difference between the targeted total compensation and targeted total cash compensation. The Committee determines the overall dollar amount of the long-term incentives and then makes the allocations among the three award types: restricted stock, stock options and performance units. Based upon discussions with E&Y, long-term incentive compensation for the NEOs is allocated approximately on a one-third basis between restricted stock, stock options and performance units, with variations attributable to the valuation of the options using the Black-Scholes model and the restricted stock component (including the related tax gross-up) being based on the grant date stock price. As discussed above, the long-term incentives granted to the NEOs for 2009 resulted in 2009 targeted total compensation for the NEOs that ranged from the 59th to the 75th percentiles of total compensation for comparable positions in the 2009 Peer Group.

Stock Plan.  Under the Stock Plan, the Compensation Committee may grant options to purchase common stock and award shares of restricted stock, restricted stock units and stock appreciation rights, each in such amounts as determined by the Compensation Committee. The Stock Plan also allows the Compensation Committee to award cash bonuses (a “tax gross-up”) when a participant elects to recognize income for federal or state income tax purposes with respect to awards of restricted stock or restricted stock units at the grant date. It is the Compensation Committee’s practice to only award tax gross-ups as part of the total value of any award. The Compensation Committee believes that stock options and other equity-based compensation align the interests of executives and other managers with those of our stockholders because the value of such compensation is directly related to appreciation of our stock price. We have not adopted any stock ownership requirements for our executives because the Compensation Committee, after reviewing current stock ownership levels and the selling history of the NEOs, believes that equity incentives have been effective in keeping the interests of management and the stockholders aligned. We have, however, implemented a policy that prohibits all employees, including the NEOs, their spouses and members of their household, from hedging the economic risk of ownership of our stock. Specifically, short selling and buying or selling puts, calls or options in respect of our securities are prohibited under our Business Conduct Guidelines. Our Business Conduct Guidelines also prohibit employees, including the NEOs, from engaging in transactions involving our securities when they are in possession of material, non-public information about us or during certain designated “black-out” periods. It is our policy not to issue stock options during earnings related “black-out” periods but it is our practice to issue options during such periods to newly hired employees and at the December Compensation Meeting, whether or not employees may be in possession of material, non-public information.

The determinations of equity incentive awards are made at the December Compensation Meeting prior to the beginning of the fiscal year in order to coincide with the culmination of our performance review process and the establishment of the other components of compensation for the upcoming fiscal year. At the December Compensation Meetings in 2007 and 2008, the Compensation Committee granted stock options and shares of restricted stock (including related tax gross-ups) under the Stock Plan for fiscal years 2008 and 2009, respectively. In addition, in conjunction with the commencement of his employment with the Company, the Committee granted stock options and shares of restricted stock (including related tax gross-ups) under the Stock Plan to our President & COO for fiscal year 2008. All stock options given to the NEOs in 2007 and 2008 had an exercise price based on the “fair market value” (as defined in the Stock Plan) of our common stock on the date prior to the applicable date of grant, had terms of seven years commencing from the grant date and vest over a period of three years from the grant date. All shares of restricted stock given to the NEOs for fiscal years 2008 and 2009 vest over a four-year period from the date of grant. All restricted stock grants were accompanied by tax gross-ups. The unvested stock options and restricted stock awards are forfeited upon termination of employment other than a change in control (discussed more fully below), or a termination of employment due to death, disability or retirement at age 65 with at least five (5) years of service with us.

Performance Unit Plan.  Our Performance Unit Plan is used to provide long-term cash incentives for our executives and certain employees. The Performance Unit Plan is designed to insure that our long-term strategy is competitive with our peers and that our executives are rewarded with cash for actual long-term performance and not just stock price appreciation. The Plan also complements the equity-based compensation awarded under the Stock Plan by providing additional awards for enhancing our long-term value and mitigating the effect of stockholder dilution. The determinations of performance unit awards are made at the December Compensation Meeting prior to the beginning of the fiscal year in order to coincide with the culmination of our performance review process and the establishment of the other components of compensation for the upcoming fiscal year. Because the Performance Unit Plan is tied to operating performance success metrics over a three-year period, it also provides a supplementary long-term retention component. Actual payout occurs more than three years after the awards are given and is determined by the attainment of certain threshold, target and maximum performance objectives, which pay $500 per unit at the threshold level, $1,000 per unit at the target level and $2,000 per unit at the maximum level, at the end of the three-year period. Performance objectives are calculated weighing three-year total stockholder return versus the Peer Group at the time of the award and a performance measure known as a “reserve replacement efficiency ratio” (determined by dividing pre-tax operating cash flow by finding and development costs) versus the target and the Peer Group at the time of the award. The assessment as to whether the performance objectives have been attained for the performance units awarded in any given fiscal year are made by the Compensation Committee when the Peer

Group results are finalized, approximately three years following the year in which the award was made. At the December Compensation Meetings in 2007 and 2008, the Compensation Committee granted performance units to the NEOs for fiscal years 2008 and 2009, respectively. In addition, in conjunction with the commencement of his employment with the Company, the Committee granted performance units to our President & COO for fiscal year 2008. In March 2009, the Compensation Committee calculated the amounts payable to the NEOs under performance units relating to the three-year period ended December 31, 2008 and authorized the payment of the following amounts: $1,707,750 for our CEO; $664,125 for our CFO; $664,125 for our Former EVP & President-E&P; $474,375 for our EVP & General Counsel; and $379,500 for our President-Midstream.

Total Long-Term Incentives.  The total long-term incentive compensation for the NEOs is typically compared to information provided regarding total long-term incentive compensation at the 50th and 75th percentiles in the Peer Group based on the relevant positions. At the December Compensation Meeting in 2007 and subsequently, in conjunction with the commencement of our President & COO’s employment on June 2, 2008, the Compensation Committee awarded total long-term incentive compensation to our NEOs for 2008, (utilizing the Black-Scholes valuation for stock options, the grant date price for restricted stock and the target value of the performance units), as follows:

	2008 Total Long-Term Incentives
		Restricted
	Options	Stock(1)	PUPs	Total

CEO	$883,111	$941,039	$900,000	$2,724,150
President & COO	$332,015	$2,695,286	$360,000	$3,387,301
EVP & CFO	$490,642	$522,643	$500,000	$1,513,285
Former EVP & President-E&P(2)	$490,642	$522,643	$500,000	$1,513,285
EVP & General Counsel	$277,971	$295,965	$284,000	$857,936
President — Midstream	$196,345	$208,715	$200,000	$605,060

(1)	Includes amount of related tax gross-up.

(2)	The 2008 options and restricted stock not vesting in 2008 were canceled as a result of Mr. Lane’s resignation from the Company effective September 3, 2008.

At the December Compensation Meeting in 2008, the Compensation Committee awarded total long-term incentive compensation to our NEOs for 2009, (utilizing the Black-Scholes valuation for stock options, the grant date price for restricted stock and the target value of the performance units), as follows:

	2009 Total Long-Term Incentives
		Restricted
	Options	Stock(1)	PUPs	Total

CEO	$1,479,144	$1,365,755	$1,335,000	$4,179,899
President & COO	$748,482	$545,530	$533,000	$1,827,012
EVP & CFO	$498,515	$460,079	$450,000	$1,408,594
EVP & General Counsel	$369,194	$340,835	$333,000	$1,043,029
President — Midstream	$332,291	$306,559	$300,000	$938,850

(1)	Includes amount of related tax gross-up.

Health, Welfare and Retirement Benefits

We have competitive health, welfare and retirement programs for our eligible employees. Our NEOs generally are eligible for the benefit programs on the same basis as all other employees. Our health and welfare programs include medical, pharmacy, dental, life insurance and disability. We also offer a charitable gift matching program. The life insurance and disability programs provide higher benefit amounts for our NEOs due to their higher base salaries. Our executives have disability coverage that applies if they are unable to perform in their own occupation while disability coverage for all other employees applies only if they are unable to perform any occupation. In addition, monthly disability benefits for our officers are capped at $16,000, as opposed to $7,500 for all other employees.

We offer retirement programs that are intended to supplement our employees’ social security benefits and personal savings. The programs include:

•	the Southwestern Energy Company 401(k) Savings Plan, or the 401(k) Plan;

•	a defined benefit plan, or the Pension Plan;

•	a supplemental retirement plan, or the SERP; and

•	a non-qualified deferred compensation plan, or the Non-Qualified Plan.

All employees are generally eligible for the 401(k) Plan and the Pension Plan and the NEOs participate in those plans on the same basis as other employees. The 401(k) Plan allows a participant to elect to contribute a percentage of their eligible compensation, generally salary and wages, to an investment trust. Employee contributions are matched by us 100% for the first 3% of the employee’s eligible compensation and 50% for the next 3% and such matching contributions immediately vest. The 401(k) Plan provides a number of different investment options, including our common stock, for which a participant has sole discretion in determining the allocation of their and our contributions among the investment options.

The Internal Revenue Code, or the Code, limits both the amount of compensation that may be used for purposes of calculating a participant’s benefit under our Pension Plan and the maximum annual benefit payable to a participant under the Pension Plan. For the 2008 plan year, (i) a participant’s compensation in excess of $230,000 is disregarded for purposes of determining average compensation and (ii) the maximum annual Pension Plan benefit permitted under the Code was $185,000. Until December 31, 1997, our Pension Plan had benefits payable based upon average final compensation and years of service. Effective January 1, 1998, we amended our Pension Plan to become a “cash balance” plan on a prospective basis. A cash balance plan provides benefits based upon a fixed percentage of an employee’s annual compensation. Eligible officers and employees who were participants in the Pension Plan as of January 1, 1998 are entitled to annual benefits payable upon retirement based upon years of service through December 31, 1997 and average compensation during the five years of highest pay in the last ten years of service before termination.

Under the cash balance provisions of our Pension Plan, each participant has, for recordkeeping purposes only, a hypothetical account to which credits are allocated annually based upon a percentage of the participant’s base salary. The applicable percentage is equal to 6% plus an additional percentage for participants in the Pension Plan as of January 1, 1998. The additional percentage is based upon a participant’s age and is designed to approximate any lost benefits due to the change to a cash balance plan. The additional percentage is equal to 6.3% for our CEO and 3.7% for our CFO, who were both participants in the plan as of January 1, 1998. All employee balances in the cash balance account also earn a fixed rate of interest that is credited annually. The interest rate for a particular year is the annual rate of interest of the 30-year treasury securities for November of the prior year with a minimum of 6%. Interest is credited as long as the participant’s balance remains in the Pension Plan. Additional information about the Pension Plan is provided below following the Pension Plan Table.

The SERP allows certain employees at the level of vice president and above to continue to earn pension benefits for retirement once they reach the limits imposed by the Internal Revenue Service. The SERP provides benefits equal to the amount that would be payable under the Pension Plan in the absence of certain limitations of the Code, less the amount actually paid under the Pension Plan. In the event of a “change in control” as defined under “Severance and Other Change in Control Benefits,” the benefits of a NEO under the SERP would be determined as if the participant had credit for three additional years of service. The credit of three additional years of service is designed to ensure that the pension benefits in the event of a change in control are consistent with the other change in control arrangements between us and the NEOs. An executive’s benefits under the SERP do not vest until the executive has completed five years of service with us and the credit of the additional three years may be utilized to satisfy this requirement. At retirement or termination of employment, the vested amount credited to a participant is payable to the participant in the form of a lump sum or in lifetime monthly payments. The remuneration covered by the Pension Plan includes wages and salaries but excludes incentive awards, bonuses and fees. Additional information about the SERP is provided below following the Pension Plan Table.

Our NEOs and other highly compensated employees are also eligible to participate in the Non-Qualified Plan, which allows any participant to defer income and receive a match on the same basis as the 401(k) Plan, subject to the same total cap as for all employees. In addition, participants can defer all or a portion of their annual incentive payments until termination of employment under the Non-Qualified Plan. The Non-Qualified Plan is not funded and participants are our general creditors. All amounts deferred in the Non-Qualified Plan increase or decrease based on the investment results of the executive’s requested investment alternatives and executives do not earn or accrue above-market or preferential earnings on their accounts. Plan distributions after employment ends are paid out of our funds rather than from a dedicated investment portfolio.

Perquisites, Allowances and Other Benefits

The type and amount of perquisites for our NEOs is reviewed and approved by the Compensation Committee as part of its compensation decision-making. In 2008, the primary perquisites for our NEOs at or above the level of executive vice president (or the president level if the position is held at the subsidiary level) are the payment of dues for one social club designated by us, a $7,380 annual car allowance, estate and financial planning expenses for each NEO up to $18,500 per year, a medical reimbursement plan that covers all out-of-pocket expenses and an annual complete personal physical exam. We pay the fees for one local social club to provide our executives with a forum for business entertainment and for appropriate interaction with members of the business community. We reimburse our NEOs for expenses incurred with respect to estate and financial planning because we believe the utilization of experts will reduce the amount of time our executives will have to devote to those matters while also maximizing the net value of the compensation we provide.

We permit our NEOs and members of senior management to use our corporate aircraft for business-associated personal use on limited occasions. This use typically consists of permitting family members to accompany the executive when traveling for business and is limited to situations where the presence of the family member will not conflict with the business purpose of the travel. We also may permit personal use of the aircraft in very limited situations where, absent such use, the executive’s work obligations create a significant and inappropriate imposition on personal plans or obligations. The cost to us of this benefit, if used by a Named Executive Officer, is reflected in “All Other Compensation” in the Summary Compensation Table.

Finally, we have also entered into indemnity agreements with our senior management, including the NEOs and certain key employees where we have agreed to indemnify them against all liabilities and losses incurred in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or other matter involving them in their capacity as our officer, employee, trustee or agent (including a fiduciary) and to pay any amount which they are legally obligated to pay because of any claim or claims made against them because of any act or omission or neglect or breach of duty, including any actual or alleged error or misstatement or misleading statement committed by them or occurring while they are acting in such capacity. Under the indemnity agreements, we have agreed to advance reasonable expenses subject to an undertaking that such advances will promptly be reimbursed if the employee is found not to have been entitled to indemnification. Subject to certain exceptions, for a period of time following termination of service (but in no event longer than four (4) years), we have also agreed to maintain the existing directors’ and officers’ insurance policies covering our executives for so long as they shall continue to serve as our director, officer, employee, trustee or agent (including a fiduciary) or as a director, officer, employee, trustee or agent (including a fiduciary) of any subsidiary (or shall continue at our request to serve as a director, officer, employee, trustee or agent (including a fiduciary) of another corporation, partnership, joint venture, trust or other enterprise).

Severance and Other Change in Control Benefits

We believe that our senior management and other key employees are the primary reason for our success and that it is important to protect them in the event they are terminated or elect in certain circumstances to leave us following a change in control. Therefore, we have entered into a severance agreement with each of our NEOs that entitles them to receive a payment if within three years after a “change in control,” (i) the executive’s employment is terminated without “cause” or (ii) they voluntarily terminate employment with us for “good reason.” “Cause,” when used in connection with the termination of an executive’s employment, means (a) a willful and continued failure by the executive substantially to perform his duties and obligations to us (other than any such failure resulting from his disability) that continues after we have given notice thereof or (b) the willful engaging in misconduct which is materially injurious to us. For purposes of this definition, no act, or failure to act, on an executive’s part shall be considered “willful” unless done, or omitted to be done, by the executive in bad faith and without reasonable belief that his action or omission was in our best interests. “Good reason” includes (i) a reduction in the executive’s employment status or responsibilities, (ii) a reduction in the executive’s base salary, (iii) a change in the executive’s principal work location of more than 40 miles and (iv) certain adverse changes in our incentive or other benefit plans.

The severance agreements do not provide severance benefits outside the context of a change in control. The severance payment for each of the NEOs is equal to the product of 2.99 and the sum of base salary as of the executive’s termination date plus the maximum bonus opportunity available to the executive under the Incentive Compensation Plan and we have agreed to reimburse our NEOs for any taxes imposed as a result of the change in control benefits under the so-called “parachute” tax imposed by Section 280G of the Code. In addition, each executive will be entitled to continued participation in certain health and welfare benefits and perquisites from the date of the termination of employment until the earliest of (a) the expiration of three years, (b) death, or (c) the date he is afforded a comparable benefit at comparable cost by a subsequent employer. As previously discussed under “Health, Welfare and Retirement Benefits” and “Perquisites, Allowances and Other Benefits,” each officer will also be credited with three additional years of service for pension benefit purposes upon a “change in control” and will continue to have coverage under our Directors’ and Officers’ insurance policies for a period of up to four years. In 2008, the Company entered into a severance agreement with our President & COO in connection with his joining the Company. The severance agreement was part of the compensation package that the Compensation Committee determined was necessary to induce him to join the Company and to protect him against the risks that he would be assuming in leaving his existing employment. The terms of the severance agreement with our President & COO treat him equally with our other NEOs, one of whom is his direct report.

Our various long-term incentive plans and option agreements provide that all outstanding stock options and all rights become exercisable immediately upon a “change in control.” The plans also provide that all performance units and shares of restricted stock which have not previously vested or been cancelled or forfeited shall vest immediately upon a “change in control.” Our Incentive Compensation Plan also provides that upon a participant’s termination of employment under certain conditions on or after a “change in control” all determined but unpaid incentive awards shall be paid immediately and any undetermined awards shall be determined and paid based on projected performance factors calculated in accordance with the plan.

For purposes of the severance agreements and our plans, a “change in control” includes (i) the acquisition by any person (other than, in certain cases, one of our employees) of 20% or more of our voting securities, (ii) approval by our stockholders of an agreement to merge or consolidate us with another corporation (other than certain corporations controlled by or under common control with us), (iii) certain changes in the composition of our Board of Directors, (iv) any change in control which would be required to be reported to the stockholders of the Company in a proxy statement and (v) a determination by a majority of the Board of Directors that there has been a “change in control” or that there will be a “change in control” upon the occurrence of certain specified events and such events occur.

The estimated amounts that would have been paid to our NEOs if the change in control payments described above had been triggered as of December 31, 2008 is disclosed under “Executive Compensation — Potential Payouts Upon Change in Control and Termination.”

Recoupment Policy Relating to Unearned Incentive Compensation

If the Board, or an appropriate committee thereof, has determined that any fraud, negligence, or intentional misconduct by a NEO and certain other officers was a significant contributing factor to us having to restate all or a portion of our financial statement(s), the Board or committee shall take, in its discretion, such action as it deems necessary to remedy the misconduct and prevent its recurrence. In determining what remedies to pursue, the Board or committee will take into account all relevant factors, including whether the restatement was the result of fraud, negligence, or intentional misconduct. To the extent permitted by applicable law, the Board will, in all appropriate cases, require reimbursement of any bonus or incentive compensation paid to the officer after January 1, 2008, cause the cancellation of restricted or deferred stock awards and outstanding stock options and seek reimbursement of any gains realized on the exercise of stock options attributable to such awards, if and to the extent that (a) the amount of incentive compensation was calculated based upon the achievement of certain financial results that were subsequently reduced due to a restatement, (b) the officer engaged in any fraud or misconduct that caused or contributed to the need for the restatement and (c) the amount of the bonus or incentive compensation that would have been awarded to the officer had the financial results been properly reported would have been materially lower than the amount actually awarded. In addition, the Board may dismiss the officer, authorize legal action, or take such other action to enforce the officer’s obligations to us as it may deem appropriate in view of all the facts surrounding the particular case.

Board Process

The Compensation Committee has reviewed the aggregate amounts and mix of all components of the CEO’s and the other NEOs’ compensation, including base salary, annual incentive compensation, long-term incentive compensation, accumulated (realized and unrealized) stock option and restricted stock gains, the value to the executive and cost to the Company of all perquisites and other personal benefits, the earnings and accumulated obligations under the Company’s non-qualified deferred compensation plan and the actual projected payout obligations under the Company’s supplemental executive retirement plan under several potential severance and change-in-control scenarios. A tally sheet setting forth all the above components was prepared and reviewed affixing dollar amounts under the various payout scenarios for the CEO and the other NEOs.

Based on the review process set out above, the Compensation Committee finds the CEO’s and other NEOs’ total compensation (and, in the case of the severance and change-in-control scenarios, the potential payouts) in the aggregate to be reasonable and not excessive.

EXECUTIVE COMPENSATION

The following table contains information with respect to executive compensation paid or set aside by the Company for services in all capacities of the CEO, CFO, the next three highest paid executive officers of the Company and its subsidiaries and the former President of the Company’s E&P operations during 2008.

Summary Compensation Table

		Annual Compensation				Long-Term Compensation
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
							Change in
							Pension
							Value
							and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)(4)	($)(5)	($)(5)	($)(6)	($)(7)	($)(8)	($)

Harold M. Korell	2008	675,000	454,750	839,368	1,093,839	3,024,000	131,567	583,705	6,802,229
Chief Executive Officer	2007	550,000	400,230	645,702	887,980	2,383,770	107,981	423,021	5,398,684
and Chairman of the Board	2006	500,000	772,375	531,091	783,937	1,553,625	93,039	483,842	4,717,909
Steven L. Mueller(1)	2008	263,115	143,065	254,161	78,719	436,935	14,625	1,199,733	2,390,353
President and Chief	2007	—	—	—	—	—	—	—	—
Operating Officer	2006	—	—	—	—	—	—	—	—
Greg D. Kerley	2008	420,000	210,000	259,194	378,377	1,273,125	87,229	215,497	2,843,422
Executive Vice President	2007	335,000	149,339	239,282	327,522	990,661	66,374	255,151	2,363,329
and Chief Financial Officer	2006	310,000	311,340	236,512	349,707	788,660	41,011	205,635	2,242,865
Richard F. Lane	2008	298,248	210,057	646,826	728,935	1,259,068	30,102	140,609	3,313,845
Former Executive Vice President,	2007	335,000	163,062	239,282	327,522	976,938	29,336	248,282	2,319,422
Southwestern Energy Company and	2006	310,000	296,772	237,243	349,707	803,228	26,284	179,457	2,202,691
President, SEECO, Inc., and Southwestern Energy Production Company(2)(3)
Mark K. Boling	2008	350,000	160,000	163,572	245,799	964,375	27,189	173,525	2,084,460
Executive Vice President and	2007	297,000	119,899	145,595	210,936	570,101	22,724	152,242	1,518,497
General Counsel	2006	275,000	204,349	127,722	207,093	390,651	20,185	153,818	1,378,818
Gene A. Hammons	2008	285,000	127,715	202,107	210,549	701,785	19,055	140,388	1,686,599
President, Southwestern	2007	250,000	87,907	146,389	134,855	152,093	16,006	102,044	889,294
Midstream Services Company(3)	2006	220,000	81,879	55,665	64,444	108,121	13,356	247,481	790,946

(1)	Mr. Mueller joined Southwestern Energy Company as President and Chief Operating Officer on June 2, 2008.

(2)	Mr. Lane resigned from Southwestern Energy Company on September 3, 2008. Salary reflects cash payments to Mr. Lane through his termination date, including payment for accrued and unused vacation. Mr. Lane is now a consultant to the Company pursuant to the terms of a consulting agreement entered into in connection with his separation from the Company. The consulting payments made to Mr. Lane in 2008 are included in “All Other Compensation.”

(3)	Southwestern Energy Production Company, SEECO, Inc. and Southwestern Midstream Services Company are wholly-owned subsidiaries of the Company.

(4)	The amounts stated in this column constitute the discretionary portion of the annual incentive cash awards made to each NEO under the Incentive Compensation Plan based on the Compensation Committee’s evaluation of each officer’s performance. The portion of each bonus based upon non-discretionary performance criteria is included under column heading “Non-Equity Incentive Plan Compensation.” Additional details about the annual incentive awards are provided under the heading “Compensation Discussion and Analysis — Total Compensation and Allocation Among Components — Total Cash Compensation — Incentive Plan.”

(5)	The amounts relate to restricted stock and options awarded to each NEO pursuant to the Stock Plan, as described in more detail under the heading “Compensation Discussion and Analysis — Total Compensation and Allocation Among Components — Long-Term Incentives — Stock Plan” and predecessor plans as detailed under “Equity Compensation Plans.” The dollar amounts stated for the restricted stock and options reflect the expense (inclusive of capitalized expense) recognized for financial statement reporting purposes for the year ended December 31, 2008 in accordance with SFAS 123(R) and thus includes amounts from awards granted in and prior to 2008. The assumptions utilized in the calculation of these amounts are set forth in Footnote 12 to the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year-ended December 31, 2008. Additional information regarding restricted stock and option awards made in 2008 can be found below in the table entitled “Grants of Plan-Based Awards.”

(6)	The amounts stated in this column represent, (a) the portion of the annual incentive compensation bonus based upon performance measures as discussed above and (b) the total estimated payout earned during 2008 on the performance units awarded to each NEO in 2005 pursuant to the Performance Unit Plan. The PUP Plan is described in more detail under the heading “Compensation Discussion and Analysis — Total Compensation and Allocation Among Components — Long-Term Incentives — Performance Unit Plan.”

(7)	The amounts stated in this column represent the aggregate increase in actuarial value for each NEO for the period from December 31, 2007 through December 31, 2008 under both the Pension Plan and the SERP. As discussed in the “Pension Benefits” table below, executives do not earn or accrue above-market or preferential earnings on their accounts under the Non-Qualified Plan. The Pension Plan, the SERP and the Non-Qualified Plan are described in more detail under the heading “Compensation Discussion and Analysis — Total Compensation and Allocation Among Components — Health, Welfare and Retirement Benefits.”

(8)	The amounts stated in this column include Company matching funds for the 401(k) and Non-Qualified Plans, life insurance premiums, car allowance, tax gross-up payments relating to restricted stock received in 2008 and moving and relocation expenses. The amounts also include supplemental medical payments, executive physical, financial and estate planning, club membership fees, personal and spousal travel and other perquisites received in 2008, none of which individually exceeded $25,000. The following table provides additional detail regarding the amounts in this column:

Incremental Cost of All Other Compensation Provided
To Named Executive Officers in 2008

	401(k) and			Tax Gross
	Nonqualified	Life	Car	Up	Consulting
	Matching	Insurance	Allowance	Payments	Fees	All Other	Total
Name	($)	($)	($)	($)	($)	Items	($)

Harold M. Korell	30,141	3,038	7,380	497,818	—	45,328	583,705
Steven L. Mueller	10,969	1,181	4,305	1,181,278	—	2,000	1,199,733
Greg D. Kerley	18,741	1,890	7,380	167,699	—	19,787	215,497
Richard F. Lane	14,282	1,418	5,535	—	107,100	12,274	140,609
Mark K. Boling	15,651	1,577	7,380	124,234	—	24,683	173,525
Gene A. Hammons	11,691	1,283	7,380	111,741	—	8,293	140,388

Grants of Plan-Based Awards

The plan-based awards granted to each of the NEOs during the 2008 fiscal year is set out in the table below:

(a)	(b)		(c)	(d)	(e)			(f)	(g)	(h)	(i)	(j)	(k1)	(k2)	(l)
											All Other	All Other
											Stock	Option			Grant Date
											Awards:	Awards:	Exercise or		Fair Value
			Estimated Future Payouts Under Non-Equity					Estimated Future Payouts Under			Number of	Number of	Base Price	Closing	of Stock
			Incentive Plan Awards					Equity Incentive Plan Awards			Shares of	Securities	of Option	Market	and Option
	Grant		Threshold	Target	Maximum	Units		Threshold	Target	Maximum	Stock or	Underlying	Awards	Price on	Awards
Name	Date(1)		($)	($)	($)	(#)		(#)	(#)	(#)	Units	Options	($/sh)(2)	Grant Date	($)(3)

Harold M. Korell	—		667,500	1,335,000	2,670,000	1,335	(4)	—	—	—	—	—	—	—	—

	12/11/2008	(5)	—	—	—	—		—	—	—	28,290	—	—	—	867,937

	12/11/2008	(6)	—	—	—	—		—	—	—	—	93,790	30.68	—	1,479,144

	—	(7)	1,268,750	1,268,750	1,903,125	—		—	—	—	—	—	—	—	—

Steven L. Mueller	—		180,000	360,000	720,000	360	(8)	—	—	—	—	—	—	—	—

	6/2/2008	(5)	—	—	—	—		—	—	—	38,630	—	—	—	1,712,854

	6/2/2008	(6)	—	—	—	—		—	—	—	—	17,500	44.34	44.79	332,015

	—	(9)	394,673	394,673	592,009	—		—	—	—	—	—	—	—	—

	—		266,500	533,000	1,066,000	533	(4)	—	—	—	—	—	—	—	—

	12/11/2008	(5)	—	—	—	—		—	—	—	11,300	—	—	—	346,684

	12/11/2008	(6)	—	—	—	—		—	—	—	—	47,460	30.68	—	748,482

	—	(7)	720,000	720,000	1,080,000	—		—	—	—	—	—	—	—	—

Greg D. Kerley	—		225,000	450,000	900,000	450	(4)	—	—	—	—	—	—	—	—

	12/11/2008	(5)	—	—	—	—		—	—	—	9,530	—	—	—	292,380

	12/11/2008	(6)	—	—	—	—		—	—	—	—	31,610	30.68	—	498,515

	—	(7)	572,000	572,000	858,000	—		—	—	—	—	—	—	—	—

Richard F. Lane(10)	—		—	—	—	—		—	—	—	—	—	—	—	—

Mark K. Boling	—		166,500	333,000	666,000	333	(4)	—	—	—	—	—	—	—	—

	12/11/2008	(5)	—	—	—	—		—	—	—	7,060	—	—	—	216,601

	12/11/2008	(6)	—	—	—	—		—	—	—	—	23,410	30.68	—	369,194

	—	(7)	462,500	462,500	693,750	—		—	—	—	—	—	—	—	—

Gene A. Hammons	—		150,000	300,000	600,000	300	(4)	—	—	—	—	—	—	—	—

	12/11/2008	(5)	—	—	—	—		—	—	—	6,350	—	—	—	194,818

	12/11/2008	(6)	—	—	—	—		—	—	—	—	21,070	30.68	—	332,291

	—	(7)	375,000	375,000	562,500	—		—	—	—	—	—	—	—	—

(1)	As discussed in more detail below and (a) as discussed above under “Compensation Discussion and Analysis — Total Compensation and Allocation Among Components — Long-Term Incentives,” on December 11, 2008, the Compensation Committee granted each NEO long-term incentives which were split between restricted stock, options and performance units; and (b) as discussed above under “Compensation Discussion and Analysis — Total Compensation and Allocation Among Components — Total Cash Compensation — Incentive Plan,” short-term cash incentives through the Incentive Compensation Plan.

(2)	All stock options granted in 2008 have an exercise price based on the “Fair Market Value” of the Company’s common stock on the date of grant. The “Fair Market Value,” as defined in the Stock Plan, is “the closing sales price on the immediately preceding business day of a share of common stock as reported on the principal securities exchange on which shares of common stock are then listed or admitted to trading.”

(3)	The dollar values stated for the restricted stock and options reflect the number of shares granted in 2008 multiplied by the fair market value in accordance with SFAS 123(R). The assumptions utilized in the calculation of these amounts are set forth in Footnote 12 to the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year-ended December 31, 2008.

(4)	The performance units were issued under the PUP Plan. Each performance unit has a threshold ($500/unit), target ($1,000/unit) and maximum ($2,000/unit) payout amount based on the attainment of certain performance objectives. The performance units awarded in 2008 will vest ratably over a period of three years from the date of grant and payout occurs at the end of the three-year period.

(5)	The amounts reflect the number of shares of restricted stock granted to each NEO under the Stock Plan. The shares of restricted stock vest ratably over a period of four years from the date of grant, or immediately upon death, disability, normal retirement, or a “change in control.”

(6)	The stock options were granted under the Stock Plan. All options vest and become exercisable ratably over three years beginning one year from the date of grant or immediately upon death, disability, normal retirement or a “change in control.” Options expire seven years from the date of grant, but may expire earlier upon termination of employment.

(7)	Pursuant to the Incentive Compensation Plan, the Compensation Committee determined the annual target bonus level on each NEO for the 2009 fiscal year on December 11, 2008. The incentive bonus awards are paid annually based on the attainment of corporate organization performance measures and the performance of the NEO and are calculated as a percentage amount of each NEO’s annual salary. The incentive bonus awards are discussed in further detail under the heading “Compensation Discussion and Analysis — Total Compensation and Allocation Among Components — Total Cash Compensation — Incentive Plan.”

(8)	The performance units were issued to Mr. Mueller under the PUP Plan. Each performance unit has a threshold ($500/unit), target ($1,000/unit) and maximum ($2,000/unit) payout amount based on the attainment of certain performance objectives. The performance units awarded on June 2, 2008 will be payable based on the Company’s performance for the fiscal years 2008-2010 and payout will occur in March 2011.

(9)	The Compensation Committee determined the terms of compensation, including the annual target bonus level, for Mr. Mueller for the 2008 fiscal year on May 13, 2008. The incentive bonus awards are paid annually based on the attainment of corporate organization performance measures and the performance of the NEO and are calculated as a percentage amount of each NEO’s annual salary. The incentive bonus awards are discussed in further detail under the heading “Compensation Discussion and Analysis — Total Compensation and Allocation Among Components — Total Cash Compensation — Incentive Plan.”

(10)	Due to Mr. Lane’s resignation from the Company effective September 3, 2008, no awards were issued to him in 2008.

Outstanding Equity Awards at Fiscal Year-End

The aggregate number of stock option awards and stock awards outstanding at fiscal year-end 2008 for each NEO is set out in the table below:

(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)	(j)
	Option Awards						Stock Awards
											Equity
											Incentive
										Equity	Plan
										Incentive	Awards:
				Equity						Plan	Market or
				Incentive Plan						Awards:	Payout
				Awards:						Number of	Value of
	Number of	Number of		Number of			Number of		Market	Unearned	Unearned
	Securities	Securities		Securities			Shares or		Value of	Shares, Units	Shares, Units
	Underlying	Underlying		Underlying			Units of		Shares or	or Other	or Other
	Unexercised	Unexercised		Unexercised	Option		Stock That		Units of	Rights That	Rights That
	Options	Options		Unearned	Exercise	Option	Have Not		Stock That	Have Not	Have Not
	(#)	(#)		Options	Price	Expiration	Vested		Have Not	Vested	Vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)		Vested ($)(1)	(#)	($)

Harold M. Korell	1,492,440	—		—	0.93	12/14/2010	—		—	—	—
	187,014	—		—	1.21	12/20/2011	—		—	—	—
	690,192	—		—	1.43	12/11/2012	—		—	—	—
	451,598	—		—	2.64	12/10/2013	—		—	—	—
	277,776	—		—	6.23	12/9/2011	—		—	—	—
	121,920	—		—	17.75	12/8/2012	8,580	(2)	248,563	—	—
	81,333	40,667	(3)	—	20.34	12/11/2013	17,000	(4)	492,490	—	—
	26,326	52,654	(5)	—	27.18	12/13/2014	16,500	(6)	478,005	—	—
	—	93,790	(7)	—	30.68	12/11/2015	28,290	(8)	819,561	—	—
Steven L. Mueller	—	47,460	(7)	—	30.68	12/11/2015	11,300	(8)	327,361	—	—
	—	17,500	(9)	—	44.34	6/2/2015	38,630	(10)	1,119,111	—	—
Greg D. Kerley	155,984	—		—	0.93	12/14/2010	—		—	—	—
	152,076	—		—	1.43	12/11/2012	—		—	—	—
	216,718	—		—	2.64	12/10/2013	—		—	—	—
	102,656	—		—	6.23	12/9/2011	—		—	—	—
	47,420	—		—	17.75	12/8/2012	3,335	(2)	96,615	—	—
	29,133	14,567	(3)	—	20.34	12/11/2013	5,840	(4)	169,185	—	—
	14,626	29,254	(5)	—	27.18	12/13/2014	9,165	(6)	265,510	—	—
	—	31,610	(7)	—	30.68	12/11/2015	9,530	(8)	276,084	—	—
Richard F. Lane(11)	53,512	—		—	0.93	9/3/2010	—		—	—	—
	50,000	—		—	1.21	9/3/2010	—		—	—	—
	97,556	—		—	1.43	9/3/2010	—		—	—	—
	105,122	—		—	2.64	9/3/2010	—		—	—	—
	98,936	—		—	6.23	9/3/2010	—		—	—	—
	47,420	—		—	17.75	9/3/2010	—		—	—	—
	29,133	—		—	20.34	9/3/2010	—		—	—	—
	14,626	—		—	27.18	9/3/2010	—		—	—	—
Mark K. Boling	14,174	—		—	2.64	12/10/2013	—		—	—	—
	16,064	—		—	6.23	12/9/2011	—		—	—	—
	33,860	—		—	17.75	12/8/2012	2,385	(2)	69,093	—	—
	22,186	11,094	(3)	—	20.34	12/11/2013	4,450	(4)	128,917	—	—
	8,286	16,574	(5)	—	27.18	12/13/2014	5,190	(6)	150,354	—	—
	—	23,410	(7)	—	30.68	12/11/2015	7,060	(8)	204,528	—	—
Gene A. Hammons	27,100	—		—	17.75	12/8/2012	1,905	(2)	55,188	—	—
	15,946	7,974	(3)	—	20.34	12/11/2013	13,200	(4)	382,404	—	—
	5,853	11,707	(5)	—	27.18	12/13/2014	3,660	(6)	106,030	—	—
	—	21,070	(7)	—	30.68	12/11/2015	6,350	(8)	183,960	—	—
	—	—		—	—	—	600	(12)	17,382	—	—

(1)	The market value of the unvested shares was calculated using the New York Stock Exchange closing stock price on December 31, 2008 of $28.97 per share.

(2)	Restricted stock granted on December 8, 2005 under the Stock Plan vests at the rate of 25% per year, with remaining vesting date of 12/8/2009, or immediately upon death, disability, normal retirement or a “change in control.”

(3)	Stock options granted on December 11, 2006 under the Stock Plan vest and become exercisable at the rate of 33 1/3% per year, with vesting date of 12/11/2009, or immediately upon death, disability, normal retirement or a “change in control.”

(4)	Restricted stock granted on December 11, 2006 under the Stock Plan vests at the rate of 25% per year, with vesting dates of 12/11/2009 and 12/11/2010, or immediately upon death, disability, normal retirement or a “change in control.”

(5)	Stock options granted on December 13, 2007 under the Stock Plan vest and become exercisable at the rate of 33 1/3% per year, with vesting dates of 12/13/2009 and 12/13/2010, or immediately upon death, disability, normal retirement or a “change in control.”

(6)	Restricted stock granted on December 13, 2007 under the Stock Plan vests at the rate of 25% per year, with vesting dates of 12/13/2009, 12/13/2010 and 12/13/2011, or immediately upon death, disability, normal retirement or a “change in control.”

(7)	Stock options granted on December 11, 2008 under the Stock Plan vest and become exercisable at the rate of 33 1/3% per year, with vesting dates of 12/11/2009, 12/11/2010 and 12/11/2011, or immediately upon death, disability, normal retirement or a “change in control.”

(8)	Restricted stock granted on December 11, 2008 under the Stock Plan vests at the rate of 25% per year, with vesting dates of 12/11/2009, 12/11/2010, 12/11/2011 and 12/11/2012, or immediately upon death, disability, normal retirement or a “change in control.”

(9)	Stock options granted on June 2, 2008 under the Stock Plan vest and become exercisable at the rate of 33 1/3% per year, with vesting dates of 6/2/2009, 6/2/2010 and 6/2/2011, or immediately upon death, disability, normal retirement or a “change in control.”

(10)	Restricted stock granted on June 2, 2008 under the Stock Plan vests at the rate of 25% per year, with vesting dates of 6/2/2009, 6/2/2010, 6/2/2011 and 6/2/2012, or immediately upon death, disability, normal retirement or a “change in control.”

(11)	In connection with Mr. Lane’s separation from the Company on September 3, 2008, the Company entered into a separation agreement with Mr. Lane pursuant to which the Company accelerated the vesting of stock options held by Mr. Lane that otherwise would have vested in 2008 and extended the expiration of all vested and accelerated stock options until September 3, 2010, two years after the date of separation.

(12)	Restricted stock granted on January 3, 2006 under the Stock Plan vests at the rate of 25% per year from the date of hire, with vesting date of 7/1/2009, or immediately upon death, disability, normal retirement or a “change in control.”

Option Exercises and Stock Vested

The following table sets forth the stock options exercised and the number of shares of restricted stock that vested during 2008 and the realized value thereon with respect to each Named Executive Officer:

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on	Value Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)(1)	($)(2)	(#)	($)(3)

Harold M. Korell	600,732	25,588,324	45,260	1,305,721
Steven L. Mueller	—	—	—	—
Greg D. Kerley	16,068	539,984	18,470	531,943
Richard F. Lane(4)	124,512	5,024,729	18,470	642,756
Mark K. Boling	95,542	2,623,918	10,780	310,210
Gene A. Hammons	—	—	5,325	163,898

(1)	Includes the following number of shares which were exercised and held by each NEO: 116,064 shares, Mr. Korell; 16,068 shares, Mr. Kerley; 64,512 shares, Mr. Lane; and 30,000 shares, Mr. Boling.

(2)	Reflects the difference between the market value of the shares at the exercise date and the option exercise price multiplied by the number of shares acquired on exercise, regardless of whether the shares were held.

(3)	The aggregate dollar value realized upon vesting of restricted stock based upon the closing price of the stock on the vesting date.

(4)	Mr. Lane resigned from Southwestern Energy Company effective September 3, 2008.

Pension Benefits

As noted above in “Health, Welfare and Retirement Benefits” in Compensation Discussion and Analysis, the Company sponsors the Southwestern Energy Company Pension Plan (the “Pension Plan”) and the Southwestern Energy Supplemental Retirement Plan (the “SERP”). The purpose of the Pension Plan is to provide participants with benefits when they separate from employment through termination, retirement, death or disability. The purpose of the SERP is to provide employees with the pension benefits they would have received if the Pension Plan were not subject to certain IRS limitations. Executives do not earn or accrue above-market or preferential earnings on their accounts.

Benefits under the Pension Plan and SERP are earned based upon (a) 1.5% of the compensation earned multiplied by the number of years of credit service, frozen as of January 1, 1998 and (b) an additional monthly benefit equal to the amount provided by the cash balance provision of the Pension Plan as discussed in “Health, Welfare and Retirement Benefits.” Employees are required to complete at least 1,000 hours of service per year and are vested in the Pension Plan and SERP after five years. Participants in the SERP will receive credit for three additional years of service upon a change in control.

For purposes of determining benefits under the Pension Plan and the SERP, the employee’s base salary or wages are utilized. No bonus payments or other forms of compensation are factored in when determining benefits. Early retirement is available for employees who attain age 55 and have completed five years of service. However, since the accumulated benefits in the table above can be paid via a lump sum, the practical effect is that any employee who completes five years of service may leave the Company and take their pension benefit in a lump sum.

The following table sets forth the pension benefits for each of the NEOs as of December 31, 2008:

(a)	(b)	(c)	(d)	(e)
		Number of	Present Value
		Years	of	Payments
		Credited	Accumulated	During Last
		Service	Benefit	Fiscal Year
Name	Plan Name	(#)	($)(1)	($)

Harold M. Korell	Southwestern Energy Company Pension Plan	12	401,697	—
	Southwestern Energy Company Supplemental Retirement Plan	12	478,982	—
Steven L. Mueller	Southwestern Energy Company Pension Plan	1	8,050	—
	Southwestern Energy Company Supplemental Retirement Plan	1	6,575	—
Greg D. Kerley	Southwestern Energy Company Pension Plan	19	431,307	—
	Southwestern Energy Company Supplemental Retirement Plan	19	171,134	—
Richard F. Lane(2)	Southwestern Energy Company Pension Plan	11	166,740	—
	Southwestern Energy Company Supplemental Retirement Plan	11	47,676	—
Mark K. Boling	Southwestern Energy Company Pension Plan	7	106,558	—
	Southwestern Energy Company Supplemental Retirement Plan	7	26,004	—
Gene A. Hammons	Southwestern Energy Company Pension Plan	4	48,369	—
	Southwestern Energy Company Supplemental Retirement Plan	4	4,723	—

(1)	The change in the actuarial present value of the NEO’s accumulated benefit from the prior year is included in Column “h” of the “Summary Compensation Table” and calculated utilizing a discount rate of 6.00% and the 1994 Group Annuity Mortality Tables.

(2)	Mr. Lane resigned from Southwestern Energy Company effective September 3, 2008.

Non-Qualified Deferred Compensation

As noted above in “Health, Welfare and Retirement Benefits” in Compensation Discussion and Analysis, the Southwestern Energy Company Non-Qualified Retirement Plan (the “Non-Qualified Plan”) was established to allow eligible employees to defer income and receive a match on the same basis as the 401(k) Plan. Participants in the Non-Qualified Plan may defer all or a portion of their annual salary or annual incentive payments. The Non-Qualified Plan is not considered to be a “funded” plan under IRS rules and as such, the participants are deemed to be general creditors of the Company.

Investment selections are requested by the participants and generally mirror the investment choices and timing of any investment changes as in the 401(k) Plan. No above-market or preferential earnings are paid on any of the balances. Withdrawals may only be made upon the participant’s termination, retirement, death or disability.

The following table sets forth information regarding the contributions, earnings and withdrawals/distributions during 2008 and the balance at year-end 2008 under the Non-Qualified Plan for each of the NEOs:

(a)	(b)	(c)	(d)	(e)	(f)
	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in Last	Withdrawals/	Balance at Last
	Last Fiscal Year	Last Fiscal Year	Fiscal Year	Distributions	Fiscal Year-End
Name	($)	($)(1)	($)	($)	($)

Harold M. Korell	85,990	19,791	(579,465)	—	2,573,987
Steven L. Mueller	2,250	—	(274)	—	1,976
Greg D. Kerley	12,494	8,391	39,875	—	1,531,906
Richard F. Lane(2)	9,521	3,932	(322,520)	—	1,324,548
Mark K. Boling	108,368	5,301	(93,214)	—	343,746
Gene A. Hammons	28,354	2,138	(21,840)	—	59,780

(1)	Amount included in Column “i” of the “Summary Compensation Table.”

(2)	Mr. Lane resigned from Southwestern Energy Company effective September 3, 2008.

Potential Payouts Upon Change in Control and Termination

The following table sets forth the change in control payments that would have been made to our NEOs based on a hypothetical termination date of December 31, 2008:

	Total Potential Change-in-Control Payments
	Mr. Korell	Mr. Mueller	Mr. Kerley	Mr. Boling	Mr. Hammons

Base Salary	$2,018,250	$1,345,500	$1,255,800	$1,046,500	$852,150
ICP Bonus(1)	5,752,656	3,170,440	2,658,810	2,122,188	1,725,496
Health & Welfare Benefits	128,765	90,900	130,263	162,405	116,358
Additional Retirement Benefits	202,950	—	97,485	53,460	45,000

Subtotal	8,102,621	4,606,840	4,142,358	3,384,553	2,739,004
Fair market value of accelerated compensation	5,619,025	2,339,472	2,285,195	1,562,349	1,526,768
Tax gross-up	—	—	—	—	1,373,378

TOTAL	$13,721,646	$6,946,312	$6,427,553	$4,946,902	$5,639,150

(1)	Includes the current year discretionary portion of the ICP target bonus plus the portion of the ICP payable in the event the payment provisions of the Severance Agreement are triggered.

As discussed above in “Severance and Other Change in Control Benefits,” the Company has severance agreements in place with the NEO’s that provide severance benefits in the event of a change in control. The table above is based upon a change in control and the employee is terminated for “cause” or voluntarily leaves for “good reason” (a “double trigger”) as of the last day of 2008. The base salary and ICP bonus are calculated based on the product of 2.99 and the sum of base salary as of the executive’s termination date plus the maximum bonus opportunity under the Incentive Compensation Plan. The health and welfare benefits, additional retirement benefits and perquisites are assumed to continue for three years as provided in the severance agreement and are calculated using 2008 amounts. The calculation of the fair market value of accelerated equity compensation utilizes the Company’s stock price as December 31, 2008 for stock options and restricted stock and includes the unpaid performance units at their target level. The tax gross-up amount is an estimate of what would be reimbursed to the NEO for the so-called “parachute” tax of Section 280G of the Internal Revenue Code. The provisions of Section 280G of the Internal Revenue Code are complex and the resulting tax is heavily fact-dependent. Proper tax planning may be available to reduce or eliminate the amounts owed in the event of a “change in control.”

OUTSIDE DIRECTOR COMPENSATION

The Board of Directors approved the fees to be paid to each director who is not an employee of the Company based upon the recommendation of E&Y, the Compensation Committee’s independent compensation consultant. The fees include an annual retainer fee of $50,000; an Audit Committee Chairman annual retainer of $10,000; an annual retainer fee for the Chairman of each of the Compensation Committee, the Nominating and Governance Committee and Retirement Committee of $6,000; an annual retainer fee for the Presiding Director of $6,000; a fee of $1,200 for each Board, Compensation Committee, Nominating and Governance Committee and Retirement Committee meeting attended; a fee of $1,250 for each Audit Committee attended; and a fee of $500 for each telephonic meeting. During 2008, the Board of Directors held ten meetings, four of which were telephonic; the Audit Committee held four meetings; the Compensation Committee held three meetings, one of which was telephonic; the Retirement Committee held five meetings; and the Nominating and Governance Committee held two meetings. Our non-employee directors received the following amounts:

Fees Earned of Paid in Cash to Outside Directors in 2008

							Nominating
		Presiding					and				SWN
	Annual	Director	Audit		Compensation		Governance		Retirement		Board
	Retainer	Fee	Committee		Committee		Committee		Committee		Meetings	Total
Name	($)	($)	($)		($)		($)		($)		($)	($)

Lewis E. Epley, Jr.	50,000	—	—		—		8,400	(1)	6,000		9,200	73,600
Robert L. Howard	50,000	6,000	5,000		2,900		2,400		—		9,200	75,500
Vello A. Kuuskraa	50,000	—	5,000		8,900	(2)	—		—		9,200	73,100
Kenneth R. Mourton	50,000	—	15,000	(3)	2,900		2,400		6,000		9,200	85,500
Charles E. Scharlau	50,000	—	—		—		—		12,000	(4)	9,200	71,200

(1)	Includes $6,000 annual retainer fee paid to Mr. Epley as Chairman of the Nominating and Governance Committee.

(2)	Includes $6,000 annual retainer fee paid to Mr. Kuuskraa as Chairman of the Compensation Committee.

(3)	Includes $10,000 annual retainer fee paid to Mr. Mourton as Chairman of the Audit Committee.

(4)	Includes $6,000 annual retainer fee paid to Mr. Scharlau as Chairman of the Retirement Committee.

Directors received total compensation as indicated in the table below for fiscal year 2008, including long-term incentive compensation in the form of restricted stock and stock options:

Total Outside Director Compensation

(a)	(b )	(c)	(d)	(e)	(f)	(g)	(h)
					Change in
					Pension Value
					and
					Nonqualified
	Fees			Non-Equity	Deferred
	Earned or	Stock	Option	Incentive Plan	Compensation	All Other
	Paid in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)(1)	($)(2)	($)(2)	($)	($)	($)(3)	($)

Lewis E. Epley, Jr.	73,600	55,290	83,112	—	—	40,498	252,500
Robert L. Howard	75,500	55,290	83,112	—	—	30,155	244,057
Vello A. Kuuskraa	73,100	114,866	166,779	—	—	34,982	389,727
Kenneth R. Mourton	85,500	32,806	53,581	—	—	32,666	204,553
Charles E. Scharlau	71,200	55,290	83,112	—	—	46,765	256,367

(1)	Included in this column are an annual retainer fee, lead director fee, committee chairman fees, committee meeting fees and regular Board meeting fees. Additional details regarding these payments can be found in the table above entitled “Fees Earned or Paid in Cash to Outside Directors in 2008.”

(2)	The dollar amounts stated for the restricted stock and options reflect the expense recognized for financial statement reporting purposes for the year ended December 31, 2008 in accordance with SFAS 123(R) and thus may include amounts from awards granted in and prior to 2008. The assumptions utilized in the calculation of these amounts are set forth in Footnote 12 to the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year-ended December 31, 2008.

(3)	The amounts indicated in this column include director and spouse travel expenses and tax gross-up payments relating to restricted stock received in 2008 by all outside directors, health insurance provided by the Company for Messrs. Epley, Mourton and Scharlau and the use of an office, computer and telephone provided to Mr. Scharlau.

The total annual compensation (i.e. total cash compensation plus long-term incentive compensation) paid to each outside director in 2008 was based upon total compensation received by outside directors in the 2008 Peer Group as determined by the independent compensation consultants and was at the 50th percentile (“Baseline Compensation”). The amount of the long-term incentive compensation payable each year is equal to the difference between (i) Baseline Compensation and (ii) the total cash payable to outside directors for such year. The value of the total long-term incentive compensation payable in 2008 was allocated 50% to stock option awards and 50% to restricted stock awards, with the number of stock options and shares of restricted stock awarded being determined by reference to the market value of the Company’s stock on the date of the award. Each director serving as of December 11, 2008 was granted 1,600 shares of restricted stock and stock options to purchase 5,270 shares of the Company’s common stock at an exercise price of $30.68 per share. The restricted stock will vest at the rate of 25% on the anniversary of the grant date over a period of four years, except in the cases of Messrs. Epley, Howard, Scharlau and Kuuskraa, whose shares are subject to immediate full vesting if they should elect to retire from the Board of Directors. All of the restricted stock grants will immediately fully vest upon a “change in control” or the death or disability of a director. The stock options will vest at the rate of 33 1/3% on the anniversary of the grant date over a period of three years, except in the cases of Messrs. Epley, Howard, Scharlau and Kuuskraa, whose options are subject to immediate full vesting if they should elect to retire from the Board of Directors. All of the stock option grants will immediately fully vest upon a “change in control” or the death or disability of a director.

Outstanding Equity Awards at Fiscal Year-End

The aggregate number of stock option awards and stock awards outstanding at fiscal year-end 2008 for each director is set out in the table below:

	Number of Securities	Number of Securities	Number of Shares or
	Underlying	Underlying	Units of Stock that
	Unexercised Options	Unexercised Options	Have Not Vested
Name	Exercisable (#)	Unexercisable (#)	(#)

Lewis E. Epley, Jr.	377,260	11,270	3,985
Robert L. Howard	217,260	11,270	3,985
Vello A. Kuuskraa	89,260	11,270	3,985
Kenneth R. Mourton	153,260	11,270	3,985
Charles E. Scharlau	377,260	11,270	3,985

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on such review and discussions, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Annual Report on Form 10-K and this Proxy Statement.

Members of the Compensation Committee

VELLO A. KUUSKRAA, CHAIRMAN
ROBERT L. HOWARD
KENNETH R. MOURTON

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee during 2008 are named above under the caption “Compensation Committee Report,” each of whom is a non-employee director. During 2008, there was no interlocking relationship between the Board of Directors or the Compensation Committee and the board of directors or compensation committee of any other company.

PROPOSALS FOR 2010 ANNUAL MEETING

Stockholder proposals intended to be presented for possible inclusion in the Company’s proxy materials for the 2010 Annual Meeting of Stockholders must be received by the Company at its principal offices not later than November 29, 2009. Any stockholder submitting a proposal intended to be brought before the 2010 Annual Meeting who has not sought inclusion of the proposal in the Company’s proxy materials must provide written notice of such proposal to the Secretary of the Company at the Company’s principal executive offices not less than 50, nor more than 75, days prior to the called meeting date. If less than 45 days’ notice of the Annual Meeting is given, written notice of any such proposal must be received no later than the close of business on the 15th day following the day on which notice of the Annual Meeting date was mailed. The Company’s by-laws require that notices of stockholder proposals contain certain information about any proposal and the proposing stockholder. A copy of the relevant by-law provisions may be obtained by contacting Mark K. Boling, Secretary, Southwestern Energy Company, 2350 N. Sam Houston Parkway East, Suite 125, Houston, Texas 77032, (281) 618-4700.

CONFIDENTIAL VOTING

The Company has a confidential voting policy to protect our stockholders’ voting privacy. Under this policy, all proxies, ballots and other voting materials or compilations (collectively, “Voting Records”) that identify specific holders of record or beneficially of any class of stock of the Company, entitled to vote at any annual or special meeting and the manner in which such holders voted shall be kept permanently confidential and shall not be disclosed to any entity or person, including the directors, officers, employees or stockholders of the Company except (i) to allow the tabulator of the vote to tabulate and certify the vote, (ii) to comply with federal or state law, including the order of any court, department or agency having jurisdiction over the Company, and to assert or defend claims for or against the Company, (iii) in connection with a contested proxy solicitation; (iv) in the event a stockholder has made a written comment on a proxy card or ballot, or (v) if a stockholder expressly requests disclosure of his or her vote. Proxy cards shall be returned in envelopes addressed to the tabulator of the vote. Notwithstanding the foregoing, the tabulator of the vote may report to the Company the aggregate number of shares voted with respect to any matter and whether (but not how) a stockholder has voted and shall report to the Company any written comments on any Voting Records, including the names and addresses of the stockholders making the comments. Any party receiving or tabulating the Voting Records and any person serving as an inspector of elections shall be given a copy of the policy and shall sign a statement acknowledging receipt of the policy and the obligation to comply with it. The policy does not operate to impair free and voluntary communication between the Company and its stockholders, including the disclosure by stockholders of the nature of their votes.

OTHER BUSINESS

While the Notice of Annual Meeting of Stockholders calls for transaction of such other business as may properly come before the meeting, the Company’s management has no knowledge of any matters to be presented for action by stockholders at the meeting other than as set forth in this Proxy Statement. If any other business should come before the meeting, the persons named in the proxy have discretionary authority to vote in accordance with their best judgment. Stockholders may bring additional proposals before the meeting provided written notice of any such proposal is received at the Company’s principal executive offices no later than the close of business on April 24, 2009. The Company’s by-laws require that this notice must contain certain information about any proposal and the proposing stockholder. A copy of the relevant by-law provisions may be obtained by contacting Mark K. Boling, Secretary, Southwestern Energy Company, 2350 N. Sam Houston Parkway East, Suite 125, Houston, Texas 77032, (281) 618-4700.

Any stockholder who has not received a copy of the Company’s Annual Report and Form 10-K may obtain a copy free of charge by contacting Mark K. Boling, Southwestern Energy Company, 2350 N. Sam Houston Parkway East, Suite 125, Houston, Texas 77032.

By Order of the Board of Directors

MARK K. BOLING
Executive Vice President,
General Counsel & Secretary

Dated: March 31, 2009

EXHIBIT A

AUDIT AND NON-AUDIT SERVICES PRE-APPROVAL POLICY

I.	Statement of Principles

The Audit Committee of the Board of Directors (the “Audit Committee”) is responsible for the appointment, compensation and oversight of the work of the independent auditor. As part of this responsibility, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that they do not impair the auditor’s independence from the Company. The Securities and Exchange Commission (the “SEC”) has issued rules specifying the types of services that an independent auditor may not provide to its audit client, as well as the audit committee’s administration of the engagement of the independent auditor. Accordingly, the Audit Committee has adopted, and the Board of Directors has ratified, this Audit and Non-Audit Services Pre-Approval Policy (the “Policy”), which sets forth the procedures and the conditions pursuant to which services proposed to be performed by the independent auditor may be pre-approved. As set forth in this Policy, unless a type of service has received the pre-approval of the Audit Committee as set forth in the appendices to this Policy, it will require separate pre-approval by the Audit Committee if it is to be provided by the independent auditor.

In making its pre-approval determinations, the Audit Committee will consider whether the applicable services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative.

The Audit Committee is also mindful of the relationship between fees for audit and non-audit services in deciding whether to pre-approve any such services and may determine, for each fiscal year, the appropriate ratio between the total amount of fees for Audit, Audit-related and Tax services and the total amount of fees for certain permissible non-audit services classified as All Other services.

The appendices to this Policy describe the Audit, Audit-related, Tax and All Other services that have the pre-approval of the Audit Committee. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee considers a different period and states otherwise. The Audit Committee may add or subtract to the list of pre-approved services from time to time, based on subsequent determinations.

The purpose of this Policy is to set forth the procedures by which the Audit Committee intends to fulfill its responsibilities. It does not delegate the Audit Committee’s responsibilities to pre-approve services performed by the independent auditor to management.

The independent auditor has reviewed this Policy and believes that implementation of the policy will not adversely affect the auditor’s independence.

II.	Delegation

As provided in the SEC’s rules, the Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

III.  Audit Services

Although the fee levels for the annual Audit services engagement are included as items 1 and 2 on Appendix A to this Policy, the actual Audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee as set forth in an engagement letter executed by the chairman of the Audit Committee and the independent auditor. Audit services shall include the annual financial statement audit (including required quarterly reviews) and other procedures required to be performed by the independent auditor to be able to form an opinion on the Company’s consolidated financial statements and on the Company’s internal controls for financial reporting, and may include subsidiary audits and equity investment audits. These other procedures include information systems and procedural reviews and testing performed in order to understand and place reliance on the systems of internal control, and consultations relating to the audit or quarterly reviews. The Audit Committee will monitor the Audit services engagement as necessary, but no less than on a quarterly basis, and will also approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other items.

In addition to the annual Audit services engagement approved by the Audit Committee, the Audit Committee may grant pre-approval to other Audit services, which are those services that only the independent auditor reasonably can provide. Other Audit services may include statutory audits or financial audits for subsidiaries or affiliates of the Company and services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings.

The Audit Committee has pre-approved the Audit services identified as items 3, 4 and 5 on Appendix A. All other Audit services not listed on Appendix A must be separately pre-approved by the Audit Committee.

IV.	Audit-related Services

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and that are traditionally performed by the independent auditor. Because the Audit Committee believes that the provision of Audit-related services does not impair the independence of the auditor and is consistent with the SEC’s rules on auditor independence, the Audit Committee may grant pre-approval to Audit-related services. Audit-related services include, among others, due diligence services pertaining to potential business acquisitions/dispositions; accounting consultations related to accounting, financial reporting or disclosure matters not classified as “Audit services”; assistance with understanding and implementing new accounting and financial reporting guidance from rulemaking authorities; financial audits of employee benefit plans; agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters; and assistance with internal control reporting requirements.

The Audit Committee has pre-approved the Audit-related services on Appendix B. All other Audit-related services not listed on Appendix B must be separately pre-approved by the Audit Committee.

V.	Tax Services

The Audit Committee believes that the independent auditor can provide Tax services to the Company such as tax compliance, tax planning and tax advice without impairing the auditor’s independence, and the SEC has stated that the independent auditor may provide such services. Therefore, the Audit Committee believes it may grant pre-approval to those Tax services that have historically been provided by the auditor, that the Audit Committee has reviewed and believes would not impair the independence of the auditor, and that are consistent with the SEC’s rules on auditor independence. The Audit Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the sole business purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations. The Audit Committee will consult with the Controller or outside counsel to determine that the tax planning and reporting positions are consistent with this policy.

Pursuant to the preceding paragraph, the Audit Committee has pre-approved the Tax services on Appendix C. All Tax services involving large and complex transactions not listed on Appendix C must be separately pre-approved by the Audit Committee, including: tax services proposed to be provided by the independent auditor to any executive officer or director of the Company, in his or her individual capacity, where such services are paid for by the Company.

VI.	All Other Services

The Audit Committee believes, based on the SEC’s rules prohibiting the independent auditor from providing specific non-audit services, that other types of non-audit services are permitted. Accordingly, the Audit Committee believes it may grant pre-approval to those permissible non-audit services classified as “All Other” services that it believes are routine and recurring services, would not impair the independence of the auditor and are consistent with the SEC’s rules on auditor independence.

The Audit Committee has not yet pre-approved any services in the “All Other” category. At such time (if ever) that the Audit Committee elects to pre-approve any such services by the independent auditor, the same shall be described on Appendix D. Permissible “All Other” services not listed on Appendix D must be separately pre-approved by the Audit Committee.

A list of the SEC’s prohibited non-audit services is attached to this policy as Exhibit 1. The SEC’s rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

VII. Pre-Approval Fee Levels or Budgeted Amounts

Pre-approval fee levels or budgeted amounts for all services to be provided by the independent auditor will be established periodically by the Audit Committee. Any proposed services exceeding these levels or amounts by more than ten percent (10%) will require specific pre-approval by the Audit Committee. The pre-approved fee levels set forth in the Appendices to this Policy do not include out-of-pocket expenses incurred by the independent auditor.

The Audit Committee is mindful of the overall relationship of fees for audit and non-audit services in determining whether to pre-approve any such services. For each fiscal year, the Audit Committee may determine the appropriate ratio between the total amount of fees for Audit, Audit-related and Tax services, and the total amount of fees for services classified as All Other services.

VIII. Procedures

All requests or applications for services to be provided by the independent auditor that do not require separate approval by the Audit Committee will be submitted to the Company’s Controller and must include a detailed description of the services to be rendered. The Controller will determine whether such services are included within the list of services that have received the pre-approval of the Audit Committee. The Audit Committee will be informed on a timely basis of any such services rendered by the independent auditor.

Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditor and the Controller, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence.

The Audit Committee has designated the internal auditor to monitor the performance of all services provided by the independent auditor and to determine whether such services are in compliance with this Policy. The internal auditor will report to the Audit Committee on a periodic basis on the results of its monitoring. Both the internal auditor and management will immediately report to the chairman of the Audit Committee any breach of this Policy that comes to the attention of the internal auditor or any member of management.

The Audit Committee will also review the internal auditor’s annual internal audit plan to determine that the plan provides for the monitoring of the independent auditor’s services.

IX.	Additional Requirements

The Audit Committee has determined to take additional measures on an annual basis to meet its responsibility to oversee the work of the independent auditor and to assure the auditor’s independence from the Company, such as reviewing a formal written statement from the independent auditor delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard No. 1, and discussing with the independent auditor its methods and procedures for ensuring independence.

APPENDIX A

Pre-Approved Audit Services for the Audit of December 31, 2008
Financial Statements and Other Audit Services for Fiscal Year 2009

Dated: October 28, 2008

Service	Range of Fees

1. Audit of the Company’s consolidated financial statements and attestation report on internal controls for the year ended December 31, 2008	$640,000
2. Interim reviews of the Company’s quarterly financial statements for each of the three quarters ended March 31, 2009, June 30, 2009 and September 30, 2009	$100,000
3. Statutory audits or financial audits for subsidiaries or affiliates of the Company	$20,000
4. Services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comfort letters, consents), and assistance in responding to SEC comment letters	$50,000
5. Consultations by the Company’s management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard setting bodies (Note: Under SEC rules, some consultations may be “audit-related” services rather than “audit” services)	$10,000

APPENDIX B

Pre-Approved Audit-Related Services for the Audit of December 31, 2008
Financial Statements and Other Audit-Related Services for Fiscal Year 2009

Dated: October 28, 2008

Service	Range of Fees

1. Due diligence services pertaining to potential business acquisitions/dispositions including review of financial statements, financial data and records, and discussions with acquiree/acquiror finance and accounting personnel	$20,000
2. Consultations by the Company’s management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard-setting bodies (Note: Under SEC rules, some consultations may be “audit” services rather than “audit-related” services)	$10,000
3. Subsidiary or equity investee audits not required by statute or regulation that are incremental to the audit of the consolidated financial statements	$20,000
4. Closing balance sheet audits pertaining to dispositions	$20,000

APPENDIX C

Pre-Approved Tax Services for Tax Returns for Year Ended December 31, 2008
and Other Tax Services for Fiscal Year 2009

Dated: October 28, 2008

Service	Range of Fees

1. U.S. federal, state and local tax planning and advice on mergers, acquisitions and restructurings	$10,000
2. U.S. federal, state and local tax assistance responding to requests from the Company’s tax department regarding technical interpretations, applicable laws and regulations, and tax accounting	$10,000
3. Review of federal, state and local income, franchise, and other tax returns, including consultations regarding applicable handling of items for tax returns, required disclosures, elections, and filing positions available to the Company	$22,000
4. Assistance with tax audits and appeals before the IRS and similar state and local agencies, as requested by the Company’s tax department	$10,000

APPENDIX D

Pre-Approved All Other Services for Fiscal Year 2009

Dated: October 28, 2008

Service	Range of Fees

None Pre-Approved	N/A

EXHIBIT 1

Prohibited Non-Audit Services

•	Bookkeeping or other services related to the accounting records or financial statements of the audit client

•	Financial information systems design and implementation

•	Appraisal or valuation services, fairness opinions or contributions-in-kind reports

•	Actuarial services

•	Internal audit outsourcing services

•	Management functions

•	Human resources

•	Broker-dealer, investment adviser or investment banking services

•	Legal services

•	Expert services unrelated to the audit

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒
Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by
11:59 p.m., Local Time, on May 18, 2009.

Vote by Internet
•	Log on to the Internet and go to
www.envisionreports.com/swn

•	Follow the steps outlined on the secured website.

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card	C0123456789	12345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposal 2.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
01 - Lewis E. Epley, Jr.	☐	☐	02 - Robert L. Howard	☐	☐	03 - Harold M. Korell	☐	☐

04 - Vello A. Kuuskraa	☐	☐	05 - Kenneth R. Mourton	☐	☐	06 - Charles E. Scharlau	☐	☐

		For	Against	Abstain
2.	The ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) to serve as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2009.	☐	☐	☐	3.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

B	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.
C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Note: Please sign exactly as name(s) appear hereon. Joint owners should each sign. When signing as attorney, executor, trustee, or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

Dear Shareholder,
Shareholders of Southwestern Energy Company can take advantage of several services available through our transfer agent, Computershare Trust Company, N.A. These services include:
DirectService Investment Program
Shareholders may purchase or sell Southwestern Energy Company stock directly through the Program rather than dealing with a broker. Automatic investment allows you to purchase additional shares on a regular basis by authorizing Computershare to electronically debit your checking or savings account each month. Shareholders can deposit certificates to be held on account for safekeeping, request a certificate for shares held on account or transfer shares to others.
Vote-by-Internet
Shareholders may vote their shares via the Internet by following the directions on the reverse side of this card. Votes may be cast via Internet up until 11:59 p.m. on the day before the Annual Meeting.
Internet Account Access
Shareholders may access their accounts on-line at www.computershare.com. Through Account Access you will have the ability to view your holdings, request address changes, certify tax identification numbers, and buy or sell shares.
Transfer Agent Contact Information

Computershare Trust Company, N.A.	Telephone Inside the USA:	(800) 446-2617
P.O. Box 43069	Telephone Outside the USA:	(781) 575-2723
Providence, RI 02940-3069	TDD/TYY for Hearing Impaired	(800) 952-9245
▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Southwestern Energy Company

2350 N. SAM HOUSTON PARKWAY EAST, SUITE 125
HOUSTON, TEXAS 77032
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints each of Kenneth R. Mourton and Charles E. Scharlau as Proxies, with power of Substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of Southwestern Energy Company held of record by the undersigned on March 23, 2009, at the Annual Meeting of Shareholders to be held on May 19, 2009, or any adjournment or adjournments thereof.
The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof. This proxy is revocable at any time before it is exercised, the signer retaining the right to attend the meeting and vote in person.
This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors FOR the election of the nominees and FOR proposal 2.
PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposal 2.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
01 - Lewis E. Epley, Jr.	☐	☐	02 - Robert L. Howard	☐	☐	03 - Harold M. Korell	☐	☐

04 - Vello A. Kuuskraa	☐	☐	05 - Kenneth R. Mourton	☐	☐	06 - Charles E. Scharlau	☐	☐

		For	Against	Abstain
2.	The ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) to serve as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2009.	☐	☐	☐	3.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Note: Please sign exactly as name(s) appear hereon. Joint owners should each sign. When signing as attorney, executor, trustee, or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Southwestern Energy Company

2350 N. SAM HOUSTON PARKWAY EAST, SUITE 125
HOUSTON, TEXAS 77032

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints each of Kenneth R. Mourton and Charles E. Scharlau as Proxies, with power of Substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of Southwestern Energy Company held of record by the undersigned on March 23, 2009, at the Annual Meeting of Shareholders to be held on May 19, 2009, or any adjournment or adjournments thereof.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof. This proxy is revocable at any time before it is exercised, the signer retaining the right to attend the meeting and vote in person.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors FOR the election of the nominees and FOR proposal 2.

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.